UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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INOVIO PHARMACEUTICALS, INC.

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INOVIO PHARMACEUTICALS, INC.
660 W. Germantown Pike, Suite 110
Plymouth Meeting, Pennsylvania 19462
To the Stockholders of Inovio Pharmaceuticals, Inc.:
Notice is hereby given that Inovio Pharmaceuticals, Inc. will be holding its Annual Meeting of Stockholders on May 8, 2019, at 9:00 a.m., local time, at the Company’s principal executive offices located at 660 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462.
You are cordially invited to attend.
The Notice of Annual Meeting of Stockholders and Proxy Statement, which describes the formal business to be conducted at the meeting, follows this letter.
After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy in the prepaid envelope (for mailing in the United States only) to assure that your shares will be represented at our Annual Meeting. Your shares cannot be voted unless you date, sign and return the enclosed proxy, attend the Annual Meeting in person or vote your shares using the automated Internet or phone system. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. For more information on voting and submitting your proxy by phone or via the Internet, see “Voting of Proxies” on page 2 of the accompanying Proxy Statement. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
A copy of our 2018 Annual Report is also enclosed.
The Board of Directors and management look forward to seeing you at the Annual Meeting.

Very truly yours,

J. Joseph Kim, Ph.D.
Chief Executive Officer

Dated: March 25, 2019

INOVIO PHARMACEUTICALS, INC.
660 W. Germantown Pike, Suite 110
Plymouth Meeting, Pennsylvania 19462
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2019
To the Stockholders of Inovio Pharmaceuticals, Inc.:
You are invited to attend our 2019 Annual Meeting of Stockholders, which will be held on May 8, 2019, at 9:00 a.m., local time, at 660 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462, for the following purposes:
1. To elect eight directors to hold office until our 2020 Annual Meeting of Stockholders and until their successors are elected and duly qualified. Our Board of Directors has nominated and recommends for election the following persons:

Simon X. Benito
J. Joseph Kim, Ph.D.
Angel Cabrera, Ph.D.
Morton Collins, Ph.D.
Ann C. Miller, M.D.
David B. Weiner, Ph.D.
Wendy Yarno
Lota Zoth
2. To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.
3. To approve, on a non-binding advisory basis, the compensation of our named executive officers we describe in our accompanying Proxy Statement.
4. To approve an amendment to our 2016 Omnibus Incentive Plan.
5. To transact such other business as may properly come before the meeting.
Our Board of Directors recommends a vote “for” each of the nominees and “for” proposals 2, 3 and 4.
Holders of record of our common stock and holders of record of our Series C Cumulative Convertible Preferred Stock at the close of business on March 11, 2019, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of our stockholders of record on March 11, 2019 will be available at our principal executive offices, during ordinary business hours, for examination by any stockholder for any purpose relating to the meeting.

By order of the Board of Directors,

J. Joseph Kim, Ph.D.
Chief Executive Officer
Dated: March 25, 2019

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postpaid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

INOVIO PHARMACEUTICALS, INC.
660 W. Germantown Pike, Suite 110
Plymouth Meeting, Pennsylvania 19462

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Inovio Pharmaceuticals, Inc. (the “Board”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held at our principal executive offices, 660 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462 on May 8, 2019 at 9:00 a.m. local time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is dated March 25, 2019. We are mailing this Proxy Statement to our stockholders on or about March 29, 2019. Unless the context requires otherwise, references to “we,” “us,” “our,” “Inovio,” and “Company” refer to Inovio Pharmaceuticals, Inc.
General Information
Voting Securities. Only stockholders of record as of the close of business on March 11, 2019 will be entitled to vote at the meeting and any adjournment thereof. As of March 11, 2019, we had the following outstanding:

•	97,627,713 shares of common stock; and

•	23 shares of Series C Cumulative Convertible Preferred Stock, which are convertible into an aggregate of 8,456 shares of common stock.
You may vote in person or by proxy. On the proposals presented in this Proxy Statement, each holder of shares of our:

•	common stock is entitled to one vote for each share of stock held; and

•	Series C Preferred Stock is entitled to 368 votes for each share of Series C Preferred Stock held.
Holders of our common stock and Series C Preferred Stock vote together as a single class in connection with each of Proposal Nos. 1, 2, 3 and 4. Our bylaws provide that one-third of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Thus, a quorum for this year’s Annual Meeting consists of 32,545,390 shares. Votes will be counted by the inspector of election appointed for the Annual Meeting.
The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. Under plurality voting, the eight nominees receiving the largest number of votes cast (votes “For”) will be elected. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Broker non-votes occur when a broker holding a customer’s securities in street name does not vote on a particular proposal because the broker has not received voting instructions from the customer on certain matters for which the broker is required to have instructions in order to vote and lacks discretionary authority to vote the shares. If you do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on Proposal No. 1.
The affirmative vote of the holders of a majority of the of the votes represented by shares present or represented by proxy and eligible to vote at the Annual Meeting is necessary for the approval of the Proposal Nos. 2, 3 and 4 set forth in this Proxy Statement, as explained under each proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum and could prevent the approval of a proposal because they do not count as affirmative votes. Broker non-votes will be counted as present for purposes of determining the presence of a quorum. If you do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on Proposals Nos. 3 and 4 but will be permitted to exercise discretionary authority to vote on Proposal No. 2.
Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition, we will solicit stockholders by mail, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies. If your shares are registered in your own name, you may vote by signing and mailing a completed proxy card or by voting via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the Board nominees (Proposal No. 1); FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal No. 2); FOR approval, on a non-binding advisory basis, of the resolution regarding compensation of our named executive officers we describe in this Proxy Statement (Proposal No. 3) and FOR approval of an amendment to our 2016 Omnibus Incentive Plan (Proposal No. 4), and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date or by sending written notice of revocation of your proxy to our Secretary at our principal executive offices for receipt before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person. Attendance at the meeting will not in and of itself revoke a valid proxy that was previously delivered; you must also vote in person at the meeting to do so.
If your shares are registered in the name of a bank or brokerage firm, you will receive instructions from the holder of record that must be followed in order for the record holder to vote the shares in accordance with your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.
Results of Annual Meeting. Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Delivery of Proxy Materials to Households. “Householding” is a program, approved by the Securities and Exchange Commission (the "SEC"), which allows companies and intermediaries such as banks or brokers to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2019
Copies of this Proxy Statement and our 2018 Annual Report to Stockholders are also available online at www.inovio.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board currently consists of eight members. There are eight nominees for director this year: Simon X. Benito, J. Joseph Kim, Ph.D., Angel Cabrera, Ph.D., Morton Collins, Ph.D., Ann C. Miller, M.D., David B. Weiner, Ph.D, Wendy Yarno and Lota Zoth. Each of the nominees is currently one of our directors. Ms. Zoth joined our Board on January 3, 2019 and Dr. Miller joined our Board on March 21, 2019.
If elected, the nominees will serve as directors until our Annual Meeting of Stockholders in 2020 and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.
Information Regarding Directors
The information set forth below as to the nominees for director has been furnished to us by the nominees.
Nominees for Election to Our Board

Name	Age	Present Position with the Company
Simon X. Benito	74	Chairman of the Board of Directors
J. Joseph Kim, Ph.D.	50	President, Chief Executive Officer and Director
Angel Cabrera, Ph.D.	51	Director
Morton Collins, Ph.D.	83	Director
Ann C. Miller, M.D.	62	Director
David B. Weiner, Ph.D.	63	Director
Wendy Yarno	64	Director
Lota Zoth	59	Director
Simon X. Benito has served on our Board since December 2003 and qualifies to serve on our Board as he brings to our Board formal accounting and financial training and expertise, significant public company board experience, senior management experience in the health care industry, and important industry contacts. Prior to his retirement, Mr. Benito had a successful and extensive career serving several multinational corporations in senior executive positions, including 25 years at Merck & Company, Inc. His most recent positions included Senior Vice President, Merck Vaccine Division; Executive Vice President, Merck-Medco Managed Care; and Executive Director and Vice President, Merck Human Health, Japan. In addition, Mr. Benito was a Fellow of the Institute of Chartered Accountants in England and Wales for over 30 years until his retirement in 1999. Since April 2005, Mr. Benito has served as a director of DURECT Corporation, a publicly traded specialty pharmaceutical company.
J. Joseph Kim, Ph.D. joined us as our Chief Executive Officer and a director in June 2009 and also became our President on October 6, 2009. Dr. Kim qualifies to serve on our Board given his broad experience as described below and his experience as our Chief Executive Officer. He was co-founder of VGX Pharmaceuticals, Inc., or VGX, and also served as its former President, Chief Executive Officer and a director from 2000 to June 2009. He previously worked at Merck & Company, Inc. developing vaccines. An immunologist by training, Dr. Kim holds an undergraduate degree from the Massachusetts Institute of Technology (MIT), a Ph.D. in biochemical engineering from the University of Pennsylvania, and an MBA from The Wharton School at the University of Pennsylvania. He has published more than 100 scientific papers, holds numerous patents, and sits on editorial boards and scientific review panels. In 2015, Dr. Kim was named Entrepreneur of the Year for Life Sciences by Ernst and Young in the Philadelphia region. He also serves on the board of the International Vaccine Institute and the Council of Korean Americans. The World Economic Forum selected Dr. Kim as a member of its Global Agenda Council and named him a Technology Pioneer as well as one of its Young Global Leaders. He is a frequent guest on CNBC’s Fast Money and other financial programs, where he comments on our breakthroughs and the pharmaceutical landscape. MIT’s Technology Review magazine called him "one of the world’s top innovators." Dr. Kim is a Fellow of the inaugural class of the Health Innovators Fellowship and a member of the Aspen Global Leadership Network where he is working with a team to develop a vision of tomorrow’s healthcare system.
Angel Cabrera, Ph.D. joined our Board in June 2012 and qualifies to serve on our Board as he brings significant experience in corporate governance and management. Dr. Cabrera has served as President of George Mason University, the largest research university in Virginia, since July 2012. Previously he led two internationally renowned business schools: Thunderbird School of Global Management at Arizona State University and IE Business School in Madrid. Prior to IE he was a change management consultant with Accenture. Dr. Cabrera earned his Ph.D. and M.S. in psychology and cognitive science from the Georgia Institute of Technology, which he attended as a Fulbright Scholar, and his B.S. and M.S. in computer and electrical engineering from Madrid’s Polytechnic University. He has received several leadership recognitions from the World Economic Forum, the Aspen Institute, Business Week and other publications. His publications in management, leadership, psychology and higher education have been cited over 4,000 times. Dr. Cabrera is an advocate of corporate social responsibility and managerial professionalism. He serves on the board of directors of the Federal Reserve Bank of Richmond and several non-profit and academic boards, including Georgia Institute of Technology, and has served on the boards of two other public companies.
Morton Collins, Ph.D. has served on our Board since June 2009 and qualifies to serve on our Board as he brings significant experience in raising and deploying capital for life sciences companies, extensive business and board experience in the life science industry and important industry contacts. Dr. Collins was previously a director of VGX from June 2008 to June 2009. Dr. Collins has been the Managing Partner of Battelle Ventures, which he founded, since August 2003 and the Managing Partner of M Collins Ventures, which he also founded, since January 2017. For the past 40 years, Dr. Collins has acquired broad expertise in venture capital funding of early-stage high-technology companies as a founder and managing partner of six different funds: Battelle Ventures, Data Science Ventures I, II, III, and IV and M Collins Ventures. Dr. Collins chaired President Reagan’s Task Force on Innovation and Entrepreneurship and served as technology policy advisor to President George H. W. Bush. He is a former President, Director and Chairman of the National Venture Capital Association, and currently serves as a Director of Kopin Corporation and several private companies. Dr. Collins holds a B.S. in chemical engineering and a Ph.D. in science from the University of Delaware, and an M.A. and Ph.D. in chemical engineering from Princeton University.
Ann C. Miller, M.D. joined our Board in March 2019 and qualifies to serve on our Board as a result of her years of experience in the pharmaceutical industry and her clinical training. Dr. Miller worked at Sanofi S.A. from 2012 until her retirement in September 2018, serving as Vice President of Marketing and Vice President of Global Marketing, Oncology Division. From 2009 to 2011, Dr. Miller served as Senior Vice President of Pharmaceutical Services at Eisai Co., Ltd., leading its Primary Care and Specialty Business unit. Dr. Miller previously served in management roles in global marketing at Amgen Inc. and in positions of increasing responsibility at Merck & Co., Inc. over a period of 16 years. Dr. Miller received an M.D. from the Duke University School of Medicine and a B.A. in chemistry with honors from Duke University. She is a member of the Duke University Medical Alumni Council.
David B. Weiner, Ph.D. joined our Board in March 2016 and qualifies to serve on our Board as he is a world-renowned leader in immunology as well as gene vaccines and therapy. Dr. Weiner joined The Wistar Institute in 2016, the nation’s first independent biomedical research institute, NCI-designated Cancer Center, and an international leader in cancer, immunology and infectious disease research, as Executive Vice President, Director of its Vaccine Center, and the W. W. Smith Charitable Trust Endowed Professorship in Cancer Research. Previously, Dr. Weiner was Professor of Pathology & Laboratory Medicine at the University of Pennsylvania and Chair of the Gene Therapy and Vaccine Program at the University’s Perelman School of Medicine. In scientific circles, Dr. Weiner is known as the “father of DNA vaccines.” He has more than 350 peer-reviewed publications in scientific journals, including mainstream scientific journals such as Scientific American, and has been designated by the Institute for Scientific Information as one of the top-cited scientists in the world. An inventor of more than 100 issued and pending US patents, Dr. Weiner has received numerous honors including election as a fellow to the American Association for the Advancement of Science in 2011 and the International Society for Vaccines in 2012. He was the recipient of the NIH Director’s Transformative Research Award and received the Vaccine Industry Excellence Award for Best Academic Research Team in 2015 at the World Vaccine Congress. Dr. Weiner was honored with the prestigious Hilleman Lectureship in 2015 at the Children’s Hospital of Philadelphia Grand Rounds session and received a Stone Family Award from Abramson Cancer Center for his groundbreaking work on DNA vaccines for cancer immune therapy. Dr. Weiner holds a Ph.D. in developmental biology from the University of Cincinnati College of Medicine, an M.S. in biology from the University of Cincinnati and a B.S. in biology from SUNY at Stony Brook in Stony Brook, New York.
Wendy Yarno joined our Board in December 2017 and qualifies to serve on our Board as a result of her years of experience in the pharmaceutical industry. Ms. Yarno retired in September 2008 from Merck & Company, Inc. following a 26-year career there in commercial and human resource positions of increasing seniority, most recently as Chief Marketing Officer before she retired. Prior to this role, she served as General Manager for Merck’s Cardiovascular/Metabolic United States Business Unit and as Senior Vice President, Human Resources. From 2010 to 2011, Ms. Yarno was the Chief Marketing Officer of HemoShear LLC, a biotechnology research company. Ms. Yarno currently serves on the boards of directors of the biopharmaceuticals companies Global Blood Therapeutics, Inc., Alder BioPharmaceuticals, Inc. and MyoKardia, Inc., and Aratana Therapeutics, Inc., a pet therapeutics company. Ms. Yarno previously served as member of the board of directors of St. Jude Medical, Inc., a medical device company, from 2002 until January 2017 when St. Jude Medical was acquired by Abbott Laboratories; Medivation, Inc., a biopharmaceutical company, from April 2013 until September 2016 when Medivation was acquired by Pfizer Inc.; and Durata Therapeutics, Inc., a pharmaceutical company, from August 2014 until November 2014 when Durata was acquired by Actavis plc. Ms. Yarno holds a B.S. in Business Administration from Portland State University and an M.B.A from Temple University.

Lota Zoth joined our Board in January 2019 and qualifies to serve on our Board as a result of her years of experience in senior financial roles in a variety of commercial-stage companies over a 30-year career. Since 2008, she has served on the board of directors of several publicly held biopharmaceutical companies and currently serves on the boards of directors of Orexigen Therapeutics, Inc. (which filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code on March 12, 2018), Circassia Pharmaceuticals, PLC, NewLink Genetics Corporation, Spark Therapeutics, Inc. and Zymeworks Inc. She also served on the boards of directors of the public companies Hyperion Therapeutics, Inc. from 2008 to May 2015 and Ikaria, Inc. from 2008 to 2014. Prior to her board service, she served in senior financial roles in a variety of commercial-stage companies, including serving as MedImmune Inc.’s corporate controller from 2002 to 2004 and its chief financial officer from 2004 until its acquisition by AstraZeneca in 2007. Prior to joining MedImmune in 2002, Ms. Zoth served in financial executive roles at PSINet Inc., Sodexho Marriott Services, Inc., Marriott International and PepsiCo, Inc. Ms. Zoth also served as an auditor at Ernst & Young, LLP and is a Certified Public Accountant. Ms. Zoth holds a B.B.A. in accounting from Texas Tech University.
Attendance at Board Meetings and Committee Meetings
During the year ended December 31, 2018, our Board met five times, the Audit Committee met seven times, the Nomination and Corporate Governance Committee met six times and the Compensation Committee met seven times. Each director attended at least 75% of the aggregate number of meetings held by (i) our Board and (ii) those committees of our Board on which he or she served during the director’s tenure on the board or such committees.
Committees of Our Board
Under our Corporate Governance Guidelines, we expect our directors to attend our Annual Meeting of Stockholders. All of our directors attended our 2018 Annual Meeting of Stockholders.
Audit Committee
The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by it, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee acts pursuant to a written charter that is available on our website at: http://media.corporate-ir.net/media_files/irol/10/105128/corpGov/AuditCommittee.pdf
The members of the Audit Committee currently are Simon X. Benito (Chair), Morton Collins and Lota Zoth. Each member of the Audit Committee is independent under the Nasdaq listing standards. The Board has determined that Mr. Benito is an “audit committee financial expert” as defined under SEC regulations.
Compensation Committee
The Compensation Committee reviews and approves the compensation and benefits of our executive officers, including the Chief Executive Officer and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits. The Compensation Committee may from time to time delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee. The Compensation Committee acts pursuant to a written charter that is available on our website at: http://s22.q4cdn.com/435600945/files/doc_downloads/committee_composition/Inovio-Amended-and-Restated-Compensation-Committee-Charter-November-2014_v001_j17o9d.pdf
The members of the Compensation Committee currently are Wendy Yarno (Chair), Angel Cabrera and Lota Zoth. Adel Mahmoud served on the Compensation Committee until his death on June 11, 2018. Each member of the Compensation Committee is independent under the Nasdaq listing standards.
During the third quarter of 2016, the Compensation Committee first engaged Radford, an independent compensation consultant, to provide information on compensation trends and practices and to assist them in evaluating our executive compensation policy and programs. Radford was again engaged to provide compensation consulting services for the 2017 and 2018 fiscal years. This analysis was used to determine appropriate levels of compensation for our executive officers and make recommendations regarding the amount and form of our executive and non-employee director compensation. The work of Radford did not raise any conflict of interest.
Nomination and Corporate Governance Committee
The Nomination and Corporate Governance Committee identifies prospective candidates to serve on our Board, recommends nominees for election to our Board, develops and recommends Board member selection criteria, considers committee member qualification, recommends corporate governance principles to our Board, and provides oversight in the evaluation of our Board and each committee. The Nomination and Corporate Governance Committee acts pursuant to a written charter on our website at: http://s22.q4cdn.com/435600945/files/doc_downloads/committee_composition/Inovio-Amended-and-Restated-Charter-of-the-Nomination-and-Corporate-Governance-Committee-November_v001_e50253.pdf
The members of the Nomination and Corporate Governance Committee currently are Angel Cabrera (Chair), Simon X. Benito and Wendy Yarno. Adel Mahmoud served on the Nomination and Corporate Governance Committee until his death on June 11, 2018. Each member of the Nomination and Corporate Governance Committee is independent under the Nasdaq listing standards.
Finance Committee
We have also formed a Finance Committee to provide advice to the Board and management regarding our financing strategy and other finance-related matters. This is an informal advisory committee that meets on an ad hoc basis and does not have a formal charter. The members of the Finance Committee are currently Simon X. Benito (Chair), Joseph Kim, Lota Zoth and Morton Collins.
Director Nominations
The Nomination and Corporate Governance Committee evaluates and recommends to our Board director nominees for each election of directors. As stated in our Corporate Governance Guidelines, our Board believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Board intends to consider factors such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Board considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Nomination and Corporate Governance Committee and our Board believe that a diverse board leads to improved company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation.
The Nomination and Corporate Governance Committee believes that the continuing service of qualified incumbent directors promotes stability and continuity in the board room, while giving us the benefit of familiarity and insight into our affairs that directors have accumulated during their tenure, and therefore generally re-nominates incumbent directors who continue to satisfy the Committee’s criteria for membership on our Board.
In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.
The Nomination and Corporate Governance Committee’s goal is to assemble a board that brings to us a variety of perspectives and skills, and sound business understanding and judgment, derived from high quality business, professional, governmental, community, scientific or educational experience. In doing so, the Nomination and Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.
Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nomination and Corporate Governance Committee may also consider such other factors as it may deem are in our best interests and the interests of our stockholders. The Nomination and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules. The Nomination and Corporate Governance Committee also believes it appropriate for our Chief Executive Officer to participate as a member of our Board.
All directors and director nominees are required to submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nomination and Corporate Governance Committee.
The Nomination and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board who are willing to continue in service. Each year the Nomination and Corporate Governance Committee undertakes a board assessment process, which gathers data on the functioning of the Board and its committees and evaluates each member of the Board with respect to a number of attributes. The Committee considers for re-nomination current members of our Board with skills and experience that are relevant to our business balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to continue in service, the

Nomination and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nomination and Corporate Governance Committee and our Board will be consulted for suggestions as to individuals meeting the criteria of the Nomination and Corporate Governance Committee. Research may also be performed to identify qualified individuals. If the Nomination and Corporate Governance Committee believes that our Board requires additional candidates for nomination, the Nomination and Corporate Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates. Ms. Zoth and Dr. Miller were recommended by a third-party search firm retained by the Nomination and Corporate Governance Committee prior to their nomination and election as directors.
The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders. Our bylaws provide that nominations shall be made pursuant to timely notice in writing to our corporate secretary. To be timely, in the case of a stockholder seeking to have a nomination included in our proxy statement, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days or more than 180 days prior to the first anniversary of the date on which we first mailed our proxy materials (or, in the absence of proxy materials, our notice of meeting) for the previous year’s annual meeting of stockholders. However, if we did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be delivered to our corporate secretary at our principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. If the stockholder is not seeking inclusion of the nomination in our proxy statement, timely notice consists of a stockholder’s notice delivered to or mailed and received at our principal executive offices not less than 90 days prior to the date of the annual meeting.
The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our capital stock which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, or the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of our capital stock that are beneficially owned by the stockholder; (c) as to the stockholder giving the notice and any Stockholder Associated Person, as described below, to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction, as described below, has been entered into, and (d) as to the stockholder giving the notice and any Stockholder Associated Person, (1) whether and the extent to which any Derivative Instrument is directly or indirectly beneficially owned, (2) any rights to dividends on our shares owned beneficially by such stockholder that are separated or separable from the underlying shares, (3) any proportionate interest in our shares or Derivative Instruments, as described below, held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.
For purposes of our bylaws:

•
A “Stockholder Associated Person” of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person;

•
A “Relevant Hedge Transaction” is any hedging or other transaction or series of transactions, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock), the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, a stockholder with respect to any share of our stock; and

•
“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares.

Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters
Our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters of the committees of our Board are available on our website, www.inovio.com.
Communications Policy
Our Board has procedures in place designed to ensure effective communication among us, our stockholders, prospective investors and the public, including the dissemination of information on a regular and timely basis. Stockholders who want to communicate with our Board or any individual director can write to our Secretary at the following address: 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Your letter should indicate that you are one of our stockholders. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example, where it is a request for information about us or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
Board Leadership Structure
Our Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer, works with the Chief Executive Officer in setting the agenda for Board meetings and presides over meetings of the full Board. However, our Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in our best interests and the interests of our stockholders, and therefore one person may, in the future, serve as both our Chief Executive Officer and Chairman of the Board.
The functions of our Board are carried out by the full Board and, when delegated, by the Board committees. Each director participates in our major strategic and policy decisions.
Board Role in Risk Management
The risk oversight function of our Board is carried out by both the Board and the Audit Committee. Management prepares and presents an annual business plan to the Board, which identifies risks associated with our operations and is reviewed quarterly by the Board. As provided in its charter, the Audit Committee meets periodically with management to discuss major financial and operating risk exposures and the steps, guidelines and policies taken or implemented related to risk assessment and risk management. Matters of strategic risk are considered by our Board. Each quarter management reports to the Audit Committee on legal, finance, accounting and tax matters. Our Board is provided with reports on legal matters at least quarterly and on other matters related to risk oversight on an as needed basis.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees, including the principal executive officer, principal financial and accounting officer and controller. The purpose of the Code is to promote honest and ethical conduct. The Code of Business Conduct and Ethics and is available on our website and is also available in print, without charge, upon written request to our corporate secretary at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Any amendments to or waivers of the Code will be promptly posted on our website at www.inovio.com or in a report on Form 8-K, as required by applicable laws.
Board Member Independence
Our Board has determined that, except for Drs. Kim and Weiner, all of the nominees for election to our Board listed above are, and all other individuals who served as members of our Board in 2018 were, “independent” as independence is defined in the Nasdaq qualification standards. Dr. Kim was not considered independent because he is a current employee and Dr. Weiner was not considered independent because he currently serves as Chairman of the Scientific Advisory Board.
Our Board unanimously recommends that you vote “FOR” each nominee listed above. The proxy holders will vote your proxy in that manner unless you specify otherwise on the accompanying proxy card.

Report of the Audit Committee
The Audit Committee oversees our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in our annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of these audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the Standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 1301, Communications With Audit Committees, the rules of the Securities and Exchange Commission (SEC) and other applicable regulations. In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by Rule 3526 of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with Ernst and Young’s independence.
The Audit Committee met with Ernst & Young LLP to discuss the overall scope of their audit services, the results of the audit and reviews, its evaluation of our internal controls, including internal control over financial reporting, and the overall quality of our financial reporting. Ernst & Young LLP, as our independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on our reporting. The meetings with Ernst & Young LLP were held with and without management present. The Audit Committee is not employed by us, nor does it provide any expert assurance or professional certification regarding our consolidated financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and our independent registered public accounting firm.
Based on the reviews and discussions referred to above, the Audit Committee has recommended to our Board, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in our annual report on Form 10-K for the year ended December 31, 2018, filed by the Company with the SEC. The Audit Committee and the Board also have recommended the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019.
This Audit Committee Report is not soliciting material, is not deemed to be filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made by us before or after the date hereof, regardless of any general incorporation language in any such filing, except to the extent we specifically incorporate this material by reference into any such filing.
The foregoing report has been furnished by the Audit Committee.

Simon X. Benito (Chair)
Morton Collins
Lota Zoth

Compensation of Directors
Non-Employee Director Compensation Program
The Board of Directors has approved cash compensation to be paid by the Company to its non-employee directors in the form of annual retainer payments.
The annual payment to non-employee directors is $45,000 and to the non-employee chairman of the Board is $75,000. Additionally, the chairperson of each of the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee each receive $20,000, $15,000 and $10,000 annually, respectively, and members of the Audit Committee, the Compensation Committee, the Nomination and Corporate Governance Committee and the Finance Committee (not including chairpersons) receive $10,000, $7,000, $5,000 and $5,000 annually, respectively.
Upon their election or appointment to our Board, each of our non-employee directors is granted equity awards equivalent to stock options exercisable for 40,000 shares of our common stock, at the then fair market value pursuant to the terms of our 2016 Omnibus Incentive Plan, to be allocated as non-qualified stock options or restricted stock units at a ratio determined from time to time by our Board or its Compensation Committee, which the Compensation Committee has currently set at 1.56 stock options to 1 restricted stock unit. In addition, each non-employee director is automatically granted equity awards equivalent to a stock option to purchase up to 25,000 shares of our common stock if he or she remains on our Board on the date of each annual meeting of stockholders. Such awards will be allocated as non-qualified stock options and restricted stock units at a ratio determined from time to time by our Board or its Compensation Committee, which the Compensation Committee has currently set at 1.56 stock options to 1 restricted stock unit.
2018 Non-Employee Director Option and Restricted Stock Unit Grants
During the year ended December 31, 2018, we granted 10-year options to purchase a total of 87,500 shares of our common stock to our non-employee directors. Mr. Benito, Dr. Cabrera, Dr. Collins, Dr. Dhillon, Dr. Mahmoud, Dr. Weiner and Ms. Yarno all received options to purchase 12,500 shares each, exercisable at $4.56 per share. Upon joining the Board in January 2019, Ms. Zoth was granted options to purchase 20,000 shares of our common stock exercisable at $4.28 per share in accordance with our non-employee director compensation policy. Upon joining the Board in March 2019, Dr. Miller was granted options to purchase 20,000 shares of our common stock exercisable at $3.72 per share in accordance with our non-employee director compensation policy.
During the year ended December 31, 2018, we granted a total of 57,190 restricted stock units (RSUs) to our non-employee directors. Mr. Benito, Dr. Cabrera, Dr. Collins, Dr. Dhillon, Dr. Mahmoud, Dr. Weiner and Ms. Yarno each received 8,170 RSUs, respectively. Upon joining the Board in January 2019, Ms. Zoth was granted 12,270 RSUs in accordance with our non-employee director compensation policy. Upon joining the Board in March 2019, Dr. Miller was granted 12,821 RSUs in accordance with our non-employee director compensation policy.
For his services as Chairman of the Company's Scientific Advisory Board, in March 2018 Dr. Weiner was also granted options to purchase 60,000 shares of our common stock exercisable at $4.29 per share, and 35,000 RSUs.
Director Compensation Table
The following table sets forth certain information with respect to non-employee director compensation during 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Dr. Avtar Dhillon (3)	87,500	37,255	37,296	162,051
Simon X. Benito (4)	76,750	37,255	37,296	151,301
Dr. Angel Cabrera (5)	62,000	37,255	37,296	136,551
Dr. Morton Collins (6)	65,500	37,255	37,296	140,051
Dr. Adel Mahmoud (7)	28,500	37,255	37,296	103,051
Dr. David B. Weiner (8)	45,000	177,255	225,381	447,636
Wendy Yarno (9)	64,250	37,255	37,296	138,801

(1)
Represents the grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. See Note 11 “Stockholder’s Equity”, to our audited consolidated financial statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values.

(2)
Represents the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. See Note 11 “Stockholder’s Equity”, to our audited consolidated financial statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values.

(3)	At December 31, 2018, Dr. Dhillon held options to purchase 141,251 shares of our common stock and 8,170 unvested RSUs. Dr. Dhillon resigned from our Board on January 1, 2019.

(4)	At December 31, 2018, Mr. Benito held options to purchase 108,750 shares of our common stock and 8,170 unvested RSUs.

(5)	At December 31, 2018, Dr. Cabrera held options to purchase 81,250 shares of our common stock and 8,170 unvested RSUs.

(6)	At December 31, 2018, Dr. Collins held options to purchase 108,750 shares of our common stock and 8,170 unvested RSUs.

(7)	Prior to Dr. Mahmoud's death in June 2018, he held options to purchase 68,750 shares of our common stock and 8,170 unvested RSUs.

(8)
At December 31, 2018, Dr. Weiner held options to purchase 402,250 shares of our common stock and 81,836 unvested RSUs. The equity award compensation also includes the awards Dr. Weiner received for services as Chairman of our Scientific Advisory Board.

(9)	At December 31, 2018, Ms. Yarno held options to purchase 32,500 shares of our common stock and 16,350 unvested RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 25, 2019 with respect to the beneficial ownership of our common stock by (i) each person known to us to be the beneficial owners of more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that stockholder that are convertible or exercisable, as the case may be, within 60 days of March 25, 2019 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each stockholder’s percentage of ownership in the following table is based upon shares of common stock outstanding as of March 25, 2019.

Beneficial Owner of Shares of Common Stock(1)(2)	Number of Shares of Common Stock Beneficially Owned	Percent of Total Shares of Common Stock
5% Stockholders:
Blackrock, Inc. (3)	7,251,925	7.4%
Wasatch Advisors, Inc. (4)	5,337,930	5.5%

Directors and Named Executive Officers:
J. Joseph Kim (5)	5,098,415	5.2%
Simon X. Benito (6)	152,387	*
Angel Cabrera (7)	148,839	*
Morton Collins (8)	473,980	*
Ann C. Miller (9)	5,000	*
David B. Weiner (10)	1,158,712	1.2%
Wendy Yarno (11)	34,760	*
Lota Zoth (12)	5,000	*
Peter D. Kies (13)	620,756	*
Mark L. Bagarazzi (14)	686,002	*
Niranjan Y. Sardesai (15)	626,736	*
All current executive officers and directors as a group (11 persons) (16)	7,933,545	7.9%

*	Less than 1%

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Except as shown otherwise in the table, the address of each stockholder listed is in care of our principal executive offices at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462.

(2)
Except as otherwise indicated in the footnotes of this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. Applicable percentages are based on 97,934,010 shares of common stock outstanding on March 25, 2019, adjusted as required by rules promulgated by the SEC.

(3)	This information has been obtained from a Schedule 13G/A filed on February 4, 2019 by BlackRock Inc. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
This information has been obtained from a Schedule 13G filed on February 14, 2019 by Wasatch Advisors Inc. The principal business address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108.

(5)
Includes 730,514 shares of common stock issuable pursuant to options exercisable within 60 days of March 25, 2019. Of the shares of common stock owned shown in the table, 3,911,237 shares have been pledged as security.

(6)	Includes 108,750 shares of common stock issuable pursuant to options exercisable and 8,170 shares of common stock underlying RSUs which will vest within 60 days of March 25, 2019.

(7)	Includes 81,250 shares of common stock issuable pursuant to options exercisable and 8,170 shares of common stock underlying RSUs which will vest within 60 days of March 25, 2019.

(8)	Includes 108,750 shares of common stock issuable pursuant to options exercisable and 8,170 shares of common stock underlying RSUs which will vest within 60 days of March 25, 2019.

(9)	Includes 5,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 25, 2019.

(10)	Includes 372,250 shares of common stock issuable pursuant to options exercisable and 8,170 shares of common stock underlying RSUs which will vest within 60 days of March 25, 2019.

(11)	Includes 22,500 shares of common stock issuable pursuant to options exercisable and 8,170 shares of common stock underlying RSUs which will vest within 60 days of March 25, 2019.

(12)	Includes 5,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 25, 2019.

(13)	Includes 507,126 shares of common stock issuable pursuant to options exercisable within 60 days of March 25, 2019.

(14)
Includes 552,800 shares of common stock issuable pursuant to options exercisable within 60 days of March 25, 2019. Dr. Bagarazzi was terminated from his position as our Chief Medical Officer effective as of April 5, 2019, with his service as an executive officer ceasing immediately.

(15)
Includes 503,250 shares of common stock issuable pursuant to options exercisable within 60 days of March 25, 2019. Dr. Sardesai served as our Chief Operating Officer until his resignation in February 2019.

(16)
Includes 209,863 shares of common stock issuable pursuant to options exercisable within 60 days of March 25, 2019. Includes shares beneficially owned by our current directors and executive officers as described in notes (5) through (13), as well as shares held by our current Chief Scientific Officer, Laurent M. Humeau, who was appointed to that position in March 2019 and shares held by our current Chief Operating Officer, Jacqueline E. Shea, who was appointed to that position in March 2019, but excludes the shares described in notes (14) and (15) held by Mark L. Bagarazzi and Niranjan Y. Sardesai, respectively. Under applicable SEC regulations, each of Dr. Sardesai and Dr. Bagarazzi qualifies as a “named executive officer” for purposes of this proxy statement.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Our Executive Officers
The following table sets forth information as to persons currently serving as our executive officers, including their ages as of March 25, 2019:

Name	Age	Position
J. Joseph Kim, Ph.D.	50	President, Chief Executive Officer and Director
Peter D. Kies	55	Chief Financial Officer
Laurent M. Humeau, Ph.D.	52	Chief Scientific Officer
Jacqueline E. Shea, Ph.D.	53	Chief Operating Officer
For biographical information regarding Dr. Kim, see “Proposal 1—Election of Directors.”
Peter D. Kies—Chief Financial Officer. Mr. Kies has been employed as our Chief Financial Officer since 2002. From 1996 until joining us, he served as Chief Financial Officer for Newgen Results Corporation, and prior to that served as Controller for Cytel Corporation and as an auditor for Ernst & Young LLP. Mr. Kies holds a B.S. in Business Administration from United States International University in San Diego, California.
Laurent M. Humeau, Ph.D.—Chief Scientific Officer. Dr. Humeau has served as our Chief Scientific Officer since March 2019, having previously served as our Vice President and then Senior Vice President of Research and Development beginning in January 2014. Prior to joining us, Dr. Humeau was Senior Director of Translational Research, Human Therapeutics Division for Intrexon Corporation and previously served in a variety of roles, including Chief Scientific Officer and Vice President of Research and Development, at VIRxSYS Corporation. Dr. Humeau holds a Ph.D., summa cum laude, from Denis Diderot University (Paris 7) and a M.S. degree in Biology from Pierre & Marie Curie University (Paris 6).
Jacqueline E. Shea, Ph.D.—Chief Operating Officer. Dr. Shea has served as our Chief Operating Officer since March 2019. Prior to joining us, Dr. Shea served as chief executive officer of Aeras, a nonprofit organization developing tuberculosis vaccines, from August 2015 to December 2018, and as its chief operating officer from April 2014 to August 2015. Dr. Shea previously served as Vice President of Business Development, Europe for Emergent BioSolutions Inc. from May 2013 to

March 2014, having previously served as Senior Director of Business Development for Emergent BioSolutions from 2005 to 2008. She was general manager of The Oxford-Emergent Tuberculosis Consortium, a global health joint venture formed between Oxford University and Emergent BioSolutions, from 2008 to 2013. She started her career as a post-doctoral researcher at Imperial College, London. Dr. Shea holds a Ph.D. from the National Institute for Medical Research and a B.S. in applied biology from University of Bath.
Family Relationships
No family relationships exist between any of our directors or executive officers.
Non-Binding Advisory Vote Regarding Compensation of Our Named Executive Officers
At our 2017 Annual Meeting of Stockholders, our stockholders voted to approve, on a non-binding advisory basis, the compensation of our named executive officers, and determined by a non-binding vote, the frequency to which this matter will be submitted to our stockholders for approval. Even though the alternative for “three years” received the most votes, the Board has determined that we intend to submit to our stockholders for approval, on a non-binding advisory basis, the compensation of our named executive officers every year. Therefore, we are submitting Proposal No. 3 regarding executive compensation to our stockholders at our 2019 Annual Meeting of Stockholders.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
We are a biopharmaceutical company focused on the discovery, development and delivery of a new generation of vaccines and immune therapies, called synthetic vaccines, focused on cancers and infectious diseases. The success of development companies is significantly influenced by the quality and motivation of their work force. Our compensation programs are straightforward and do not materially change from year to year. The core principle of our compensation for executive officers continues to be a strong pay-for-performance structure that ties a significant portion of each executive officer’s compensation to corporate performance. We seek to provide a competitive total compensation opportunity for our executive management team through a combination of base salary, cash incentive bonuses, long-term equity incentive compensation and benefit programs. Our pay-for-performance structure drives the amount of pay that is actually realized.
This Compensation Discussion and Analysis describes our compensation objectives, our executive compensation process and our policies and actions with respect to each compensation element. We describe the rationale for compensation decisions made in 2018 with respect to our President and Chief Executive Officer, our Chief Financial Officer, our former Chief Operating Officer and our former Chief Medical Officer, who we refer to collectively as our "named executive officers", or NEOs, for the fiscal year ended December 31, 2018. No other persons were serving as executive officers of our company as of December 31, 2018.
Our Executive Compensation Program
Program Objectives
We design our executive compensation program to achieve the following objectives:

•	Motivate and reward executives whose knowledge, skills and performance are essential to our success;

•	Align the performance of our executives and the interests of our stockholders;

•	Recruit and retain executive talent; and

•	Support the corporate business strategy and business plan by rewarding achievement based on our expectations for results and attainment of short-term and long-term goals by our executives.
Compensation Process
The Compensation Committee of our Board has the primary responsibility for determining compensation of our executives. Our Board has determined that each member of our Compensation Committee is “independent” as that term is defined by applicable Nasdaq rules, is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (to the extent necessary to comply with the “performance-based compensation” exception from Section 162(m) of the Code prior to its repeal by the Tax Cuts and Jobs Act for taxable years beginning after December 31, 2018 or the related transition relief discussed below) and is a “non-employee” director as defined under Section 16 of the Exchange Act.
Our Compensation Committee determines all compensation matters for our named executive officers, including base salary, bonuses, and equity compensation. Utilizing input from our Chief Executive Officer as well as those of independent compensation consultants as needed, the Compensation Committee makes an independent decision on compensation for each executive. The Compensation Committee also oversees the Chief Executive Officer and other senior officers in making compensation determinations of our non-executive staff. The primary goal of our Compensation Committee is to closely align the interests of our named executive officers and staff with those of our stockholders. To achieve this goal, our Compensation Committee relies on compensation that is designed to attract and retain executives and other staff whose abilities are critical to our long-term success, that motivates individuals to perform at their highest level and that rewards achievement. The Compensation Committee assesses performance on a number of subjective and objective factors, including the achievement of company and individual performance goals.
In making decisions regarding executive compensation, our Compensation Committee considers, among other things:

•	Measurable accomplishments and performance of the Company in meeting the annual objectives;

•	Past compensation levels of each executive and the executives as a group;

•	Consistency of current compensation with previous compensation decisions and benchmarks;

•	Existing levels of stock and stock option ownership among our executives, previous stock option grants and vesting schedules to ensure executive retention and alignment with stockholder interests;

•	Management recommendations; and

•	General trends in executive compensation.
The Compensation Committee conducts an annual review of the Chief Executive Officer’s performance and reports its evaluation to the Board. The Board reviews the Compensation Committee’s evaluation and recommendation and also evaluates the Chief Executive Officer’s performance according to the goals and objectives established periodically by the full Board. This review serves as the basis for the recommendation of the Compensation Committee on Chief Executive Officer compensation.
The Compensation Committee has the authority to engage advisers to assist the committee in carrying out its duties. The Compensation Committee has engaged Radford, an independent compensation consultant, to provide information to them on compensation trends and practices and to assist them in evaluating our executive compensation policy and programs. The Compensation committee engaged Radford in 2018 for compensation consulting services. To facilitate the Compensation Committee’s review and decision making for the overall compensation strategy, Radford provided the Compensation Committee with a peer group proxy study, general biopharma industry market data, benchmarks and recommendations for equity awards for executives. Radford does not provide services to our management without the Compensation Committee’s approval, but has been directed by the Compensation Committee to work in cooperation with management as necessary to gather information to carry out its obligation to the Compensation Committee. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Compensation Committee.
2018 Say-on-Pay Vote
At our annual meeting of stockholders in 2018, approximately 93% of the votes cast on the say-on-pay proposal supported the proposal. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.
Our Compensation Committee has considered the results of the advisory vote in the context of our overall compensation philosophy, policies and decisions. Our Compensation Committee believes that the 2018 stockholder vote endorsed our compensation philosophy and the decisions we made for 2017. After discussing the levels of support in past years in favor of the proposals, and considering the Compensation Committee’s continued use of the measures we adopted in response to previous advisory votes to further align management and stockholder interests, our Compensation Committee decided to generally maintain a consistent course for 2018 compensation decisions.
Competitive Considerations
As part of the Compensation Committee’s ongoing review of our compensation programs for fiscal year 2018, the Committee determined the aggregate level of total compensation of our executives, the combination of elements used to compensate our executives as well as a comparison to the compensation of named executive officers of other companies. The Compensation Committee reviewed compensation levels of the companies referred to as our “peer group” as a reference point of compensation levels. In 2018 we re-evaluated and revised this peer group, adding BioTime, Jounce Therapeutics, Karyophram Therapeutics and Vital Therapies, and removing Array BioPharma, Atara Biotherapeutics and Intrexon. The 22 companies in our peer group were selected based on industry comparability, size and similarity in the stage of product development. We strive to achieve a peer group that results in Inovio being near the median in the group. The criteria for the selection were as follows:

•	Biotechnology and pharmaceutical companies;

•	Companies with product candidates in Phase 2 or Phase 3 clinical trials, with a preference towards immuno-oncology and oncology vaccine development;

•	Market capitalization between $140 million and $1.3 billion; and

•	Between 100-900 employees.
Using the above criteria, the following companies were used to comprise the 2018 peer group:

Acceleron Pharma	Geron
Achillion Pharmaceuticals	Idera Pharmaceuticals
Aduro BioTech	Jounce Therapeutics
Agenus	Karyopharm Therapeutics
Arbutus Biopharma	MacroGenics
BioTime	New Link Genetics
Celldex Therapeutics	Novavax
Cytokinetics	Progenics Pharmaceuticals
Dynavax Technologies	Seres Therapeutics
Epizyme	Vital Therapies
Five Prime Therapeutics	ZIOPHARM Oncology
At the time of the survey, our market capitalization was above the 50th percentile but less than the 75th percentile of the peer group’s market capitalization. We believe that this level appropriately reflects our size and the goals we have for our growth, and that will allow us to attract and retain quality executives. The peer group provides a gauge of compensation levels from external sources and allows us to assess their compensation practices. We believe that executive compensation should consist of base salary that is competitive with those in our peer group, an annual incentive plan designed to incentivize our executive officers and equity incentive awards. Our Compensation Committee does not benchmark compensation or make decisions with respect to compensation arrangements and amounts solely based on peer data, but refers to peer data to help ensure that target compensation amounts selected by the Compensation Committee do not materially deviate from market practices and that target amounts provide fair compensation given individual and company performance. In particular, the Compensation Committee requested data from Radford at the 25th percentile, median and 75th percentile of our peer group for base salary, target annual bonus, actual annual bonus, aggregate equity award value, total target compensation and total actual compensation. However, individual compensation decisions may deviate from the peer data, as our Compensation Committee discussed the peer data and made the 2018 compensation decisions in the context of the factors discussed below under the section titled “Compensation Components."
Compensation Components
Our executive compensation primarily consists of base salary, cash incentive compensation and long-term equity-based compensation. We place significant emphasis on performance-based incentive compensation that focuses on our executives’ efforts to deliver both short-term and long-term value for our stockholders without encouraging excessive risk taking.
The factors our Compensation Committee considered for each of our executives in 2018 included:

•	Overall corporate performance during 2018 as measured against predetermined performance goals;

•	The roles and responsibilities of our executives in executing the corporate goals;

•	Our executives’ performance during 2018 in general and as measured against predetermined performance goals;

•	The roles and responsibilities of our executives;

•	The individual experience and skills of our executives;

•	Any contractual commitments we have made to our executives regarding compensation; and

•	Compensation paid by similar companies to their executives with similar roles and responsibilities.
We have an executive compensation philosophy and goals based on attracting, retaining and rewarding experienced and talented executive officers. In addition, we believe that executive compensation should be linked to corporate performance and accomplishments that increase stockholder value. As such, our executive compensation policy focuses on aligning the interests of our executive officers with the long-term interests of our stockholders and with our corporate strategies and goals.

Base Salary
Base salaries of executive officers are reviewed and approved annually by our Compensation Committee and adjustments are made based on (i) salary recommendations from our Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) our financial results for the previous year, and (iv) our financial condition. Our Chief Executive Officer does not make recommendations regarding his own compensation. In addition, in establishing the total compensation package for our Chief Executive Officer, the Compensation Committee pursues the same objectives and policies that apply for our other executive officers.
Base salary reflects job responsibilities, value to us and individual performance, taking into consideration the need to attract and retain our executives. We determine salaries for our named executive officers initially by reference to each executive’s employment agreement, which we describe below. The Compensation Committee determines any increase over these salaries based upon recommendations of our Chief Executive Officer and other factors, except in the case of the Chief Executive Officer’s own compensation. The Compensation Committee generally reviews base salaries of our executives annually and adjusts salaries from time to time to realign salaries with market levels, individual performance and the performance of the Company.
Achievement of individual and corporate accomplishments along with the executive officer’s level of responsibility, competitive factors and our internal policies regarding salary increases were considered regarding 2018 salary increases.
Salary increases for each of 2018 and 2019 were 3% for our named executive officers. In March 2019, we set the 2019 annual base salaries for Dr. J. Joseph Kim, our President and Chief Executive Officer, and Peter Kies, our Chief Financial Officer, at $678,976 and $429,134, respectively.
Performance-Based Annual Cash Incentive Compensation
We provide for an annual cash incentive that reinforces our pay-for-performance approach. This incentive compensation is a short-term incentive program that rewards achievement of annual goals and objectives. At the end of each calendar year, annual incentive awards are awarded at the sole determination of the Compensation Committee (on behalf of the Board) based on the actual and measurable performance of the Company based on a set of predetermined corporate objectives established and communicated to executives at the beginning of the previous year.
Each year, the Chief Executive Officer provides company goals to the Board for review and the Board approves the goals and assigns weightings. The weightings for each goal vary year to year depending on the importance of the goal for a particular year. At the end of the year, the Compensation Committee measures actual performance against the predetermined performance goals, using measurable performance parameters. The total corporate performance measurement score could range from 80% to 120% (with the target of 100%), based on the corporate accomplishments measured against that year’s objectives. For instance, the 2018 corporate score was 95% while the 2017 score was 85%. These scores are then weighted to the target bonus numbers for each named executive officer. The actual payouts to each named executive officer for 2018 performance are set forth below in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
Under the 2018 annual incentive plan, J. Joseph Kim had a targeted annual payout of 65% of his base salary, and each of our other named executive officers had targeted annual payouts of 40% of their base salaries, based on the achievement of the corporate goals. These targets remained flat year-over-year. Of the corporate goal weightings, VGX-3100 development activities were 35%, oncology and infectious disease programs were 25% and 15%, respectively, and other corporate activities were 25%.
The following is a summary of the overall 2018 corporate objectives and actual achievements as determined by the Compensation Committee:

2018 Corporate Objectives	Weight	Achieved
VGX-3100: Conduct REVEAL Phase 3 studies and VIN/AIN Phase 2 studies	35%	32%
Advance oncology programs	25%	21%
Advance infectious disease programs	15%	15%
Additional Corporate objectives (including financing and business development)	25%	27%
Total	100%	95%
Based on the following, actual bonus payouts to our named executive officers for 2018 performance were at 95% of the targeted amount.
Highlights of the 2018 accomplishments taken into account by the Compensation Committee to determine overall corporate performance included the following:

•	Continued progress of the VGX-3100 REVEAL 1 (Cervical dysplasia) Phase 3 trial;

•	Continued progress of the VGX-3100 VIN and AIN (Vulvar and Anal dysplasia) Phase 2 trials;

•	Commenced the INO-5401+ atezolizumab (Bladder cancer) Phase 1 trial;

•	Commenced the INO-5401 + cemiplimab (Glioblastoma) Phase 1 trial;

•
Advanced clinical development of MEDI0457 (Head and neck cancer and other HPV-related cancers) being conducted by AstraZeneca/MEDI, including initiating the Phase 2 portion of a trial in a second major indication (cervical cancer) triggering a $2.0 milestone payment;

•	Completed the INO-1800 (Hepatitis B) Phase 1 trial;

•	Published 20 peer reviewed publications and multiple patents filed; and

•	Raised additional funding through a combination of corporate licensing and partnering, non-dilutive grants and equity financing.
Long-Term Equity-Based Incentive Compensation
Our long-term incentive program provides an annual award, with the potential for periodic awards, which is performance based. The objective of the program is to align compensation for named executive officers over a multi-year period directly with the interests of our stockholders by motivating and rewarding creation and preservation of long-term stockholder value. We believe that we can maximize our long-term performance best if we tie the value of the long-term benefits our executives receive to our long-term performance.
The primary forms of equity compensation to our executive officers are stock options and restricted stock units. Our Compensation Committee receives preliminary recommendations for equity-based awards from our Chief Executive Officer. Our Compensation Committee then reviews the market-based recommendations based on our peer group and survey data and recommends equity-based awards for all of our officers, including our Chief Executive Officer and the other named executive officers, to our Board for approval.
Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued service with us in accordance with the terms of our equity incentive plans, and generally vest over three years. We do not grant stock options that have exercise prices below the fair market value of our common stock on the date of grant. We do not reduce the exercise price of stock options if the price of our common stock subsequently declines below the exercise price unless we first obtain stockholder approval. However, we do adjust the exercise price of previously granted stock options to reflect recapitalizations, stock splits, mergers, and similar events as permitted by the applicable stock plans.
Each restricted stock unit represents a contingent right to receive one share of common stock. Restricted stock units typically vest over three years in three equal installments beginning on the first anniversary of the grant date. Vested units of restricted stock can be settled in shares of common stock, cash or a combination of both.
We generally grant stock options to our employees, including our named executive officers, in connection with their initial employment with us. We also typically grant stock options and restricted stock units on an annual basis as part of annual performance reviews of our employees. We grant equity incentive compensation to our executive officers because we believe doing so will motivate our executives by aligning their interest more closely with the interest of our stockholders.
Long-term equity-based incentive grant values are targeted to be at the market 50th percentiles in aggregate based on the companies in our peer group. This target remained flat year-over-year.
On March 5, 2018, we granted stock options to purchase 138,250 shares to Dr. Kim and 126,500 shares to each of our other named executive officers at an exercise price of $4.29 per share. All stock option awards vest in four equal installments, with 25% vesting immediately on the grant date and 25% vesting on each anniversary of the grant date thereafter.
On March 5, 2018 we granted 360,300 RSUs to Dr. Kim and 82,700 RSUs to each of our other named executive officers with a grant date fair value of $4.29 per share. These RSUs vest over three years in three equal installments beginning on the first anniversary of the grant date. See "Grants of Plan-Based Awards" below, for details on the grant date fair value of these awards.
On March 8, 2019, we granted stock options to purchase 298,100 shares, 93,200 shares and 100,500 shares of our common stock to J. Joseph Kim, Mark L. Bagarazzi and Peter D. Kies, respectively, at an exercise price of $3.34 per share. Each of these stock option awards vest in four equal installments, with 25% vesting immediately on the grant date and 25% vesting on each anniversary of the grant date thereafter. On March 8, 2019 we granted 191,100, 59,700 and 64,400 RSUs to J. Joseph Kim, Mark L. Bagarazzi and Peter D. Kies, respectively, with a grant date fair value of $3.34 per share, the closing price on the date of grant.

Other Aspects of Our Compensation Program
Severance and Change in Control Benefits
All of our NEOs are eligible for certain severance benefits upon a qualifying termination under the terms of their employment agreements. Our Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. Additionally, our Compensation Committee believes that providing enhanced severance benefits upon a qualifying termination in connection with a change in control minimizes the distractions to the executives in connection with a corporate transaction and reduces the risk that a NEO departs our company before a transaction is completed. We believe that the severance benefits allow our NEOs to focus on continuing normal business operations and, in the case of change in control severance benefits, the success of a potential business combination, rather than worry about how business decisions that may be in our best interest will impact their own financial security. These existing arrangements help ensure stability among our NEO ranks, and will help enable our NEOs to maintain a balanced perspective in making overall business decisions during periods of uncertainty. Our Compensation Committee periodically reviews the severance payments and benefits that we provide, including by reference to market data, to ensure they remain appropriately structured and at reasonable levels. A more detailed description of the severance and change in control payments and benefits is provided below under “Potential Payments upon Termination or Change in Control.”
Other Benefits
We provide our named executive officers with the same employee benefits that all of our other employees receive under our broad-based benefit plans. These plans provide for health benefits, life insurance and other welfare benefits.
Perquisites
We do not provide our named executive officers with any retirement or welfare plan benefits that we do not provide to all of our other employees.
Risks Related to Compensation Policies and Practices
The Compensation Committee has considered whether our overall compensation program for employees in 2018 and 2019 creates incentives for employees to take excessive or unreasonable risks that could materially harm our company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted, the uniformity of compensation practices across our company and the use of our 2018 and 2019 business plans, which the Compensation Committee regards as setting an appropriate level of risk taking for us, as a baseline for bonus plan targets for our management. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long-term business transaction in exchange for short-term compensation benefits.
Recoupment Policy
In order to align further management’s interests with the interests of our stockholders and to support good corporate governance practices, our Corporate Governance Guidelines provide that, subject to rules of the SEC and the exchange on which our common stock is traded, in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we shall recover from any current or former executive officer, as determined in accordance with such rules, who received incentive-based compensation (including stock options awarded as compensation) during the three-year period preceding the date on which we are required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement and any respective profits that officer has realized from the sale of our securities during the 12-month period preceding the date on which we are required to prepare an accounting restatement.
Accounting Considerations
The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of our compensation program.
Deductibility of Executive Compensation Under Section 162(m) of the Code
Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) of the Code provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) of the Code did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m) of the Code. Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) of the Code was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.
Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code, as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and be deductible by the Company in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m) of the Code. The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) of the Code if it determines that such modifications are consistent with the Company’s business needs.
Stock Ownership Guidelines and Policies
In March 2019, our Compensation Committee adopted stock ownership guidelines for our directors and officers. Our Compensation Committee, in consultation with Radford, determined that stock ownership guidelines are common among large public companies and are increasing in prevalence among mid-sized and smaller companies. The Compensation Committee also determined that stock ownership guidelines help align the interests of our executives with those of our stockholders and may act as a risk mitigation device.
The stock ownership guidelines are based on a multiple of base salary or annual cash retainer. Under the guidelines, our chief executive officer is required to own shares of our common stock with a value equal to at least three times his annual base salary. Our chief financial officer and each of our other executive officers are required to own shares of our common stock with a value equal to at least one times his or her annual base salary. Each non-employee director is required to own shares of our common stock with a value equal to three times his or her annual base cash retainer for Board service (not including amounts received for service on Board committees).
For purposes of these guidelines, “ownership” includes: (1) shares owned directly by the individual (or jointly with the individual’s spouse) and by members of the individual’s immediate family; (2) shares held in trust for the benefit of the individual and/or his or her immediate family members residing in the same household; (3) shares subject to outstanding stock options held by the individual (but only to the extent vested and with an exercise price less than the average of the daily closing sales price of our common stock for the last 90 trading days of the immediately preceding calendar year; and (4) 50% of the shares subject to unvested restricted stock units held by the individual.
Our executive officers and directors have until the later of December 31st of the year in which the officer or director achieves his or her fifth year of service as an officer or director, and December 31st of the fifth year following the year in which the individual becomes subject to the ownership guidelines to comply with the guidelines.
In addition to our stock ownership guidelines, our executive officers and directors are also subject to our Amended and Restated Code of Business Conduct and Ethics, which prohibits all employees and directors from purchasing financial instruments designed to hedge or offset any decrease in the market value of the Company’s common stock or engage in any transaction that would have the effect of reducing or eliminating the economic risk of holding the Company’s common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds). Our executive officers and directors are also subject to our Amended and Restated Insider Trading Policy, which prohibits all employees and directors from engaging in short-term or speculative transactions in the Company’s securities, including pledging and purchasing Company securities on margin, without Compensation Committee approval.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan ($)		All Other Compensation ($)(7)	Total ($)
Dr. J. Joseph Kim	2018	726,798	1,545,687	391,922	407,386	(2)	9,250	3,081,043
President, Chief Executive Officer and Director	2017	780,007	3,051,725	188,818	353,600	(3)	15,118	4,389,268
	2016	643,579	1,207,440	741,099	371,566	(4)	9,921	2,973,605
Dr. Mark L. Bagarazzi (8)	2018	448,101	354,783	358,612	171,238	(2)	13,154	1,345,888
Former Chief Medical Officer	2017	435,053	409,484	437,586	148,750	(3)	13,846	1,444,719
	2016	408,458	526,500	290,838	156,311	(4)	11,683	1,393,790
Peter D. Kies	2018	449,886	354,783	358,612	158,321	(2)	10,010	1,331,612
Chief Financial Officer	2017	452,777	409,484	437,586	137,530	(3)	10,010	1,447,387
	2016	385,573	526,500	290,868	144,514	(4)	8,268	1,355,723
Dr. Niranjan Y. Sardesai (9)	2018	448,101	354,783	358,612	171,238	(2)	15,250	1,347,984
Former Chief Operating Officer	2017	435,051	450,078	437,586	148,750	(3)	9,153	1,480,618
	2016	409,715	526,500	290,838	156,311	(4)	9,418	1,392,782

(1)	Salary includes contributions made by the employee to our 401(k) plan and vacation payouts (if applicable).

(2)	Bonus payments for 2018 were made in March 2019.

(3)	Bonus payments for 2017 were made in March 2018.

(4)	Bonus payments for 2016 were made in March 2017.

(5)
Represents the grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. See Note 11 “Stockholder’s Equity”, to our audited consolidated financial statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values.

(6)
Represents the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. See Note 11 “Stockholder’s Equity”, to our audited consolidated financial statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values.

(7)	Represents 401(k) match amounts for the respective years.

(8)
On March 6, 2019, Dr. Bagarazzi was given notice of termination from his position as our Chief Medical Officer, effective April 5, 2019. Upon such notice, his service as an executive officer of the Company ceased.

(9)
Effective February 21, 2019, Dr. Sardesai resigned from his position as our Chief Operating Officer in order to dedicate his efforts to his position as Chief Executive Officer of our majority-owned subsidiary Geneos Therapeutics, Inc.

Grants of Plan-Based Awards
The following table sets forth certain information with respect to stock and option awards and other plan-based awards granted to our named executive officers during 2018.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Stock Awards: Number of	Stock Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Date	Threshold	Target	Maximum	Units (#) (2)	Options(#) (3)	($/Share)	Awards($)
J. Joseph Kim	—	$342,784	$428,480	$514,176	—	—	—	—
	3/5/2018	—	—	—	360,300	—	—	1,545,687
	3/5/2018	—	—	—	—	138,250	4.29	391,922
Mark L. Bagarazzi	—	$144,200	$180,250	$216,300	—	—	—	—
	3/5/2018	—	—	—	82,700	—	—	354,783
	3/5/2018	—	—	—	—	126,500	4.29	358,612
Peter D. Kies	—	$133,323	$166,654	$199,985	—	—	—	—
	3/5/2018	—	—	—	82,700	—	—	354,783
	3/5/2018	—	—	—	—	126,500	4.29	358,612
Niranjan Y. Sardesai	—	$144,200	$180,250	$216,300	—	—	—	—
	3/5/2018	—	—	—	82,700	—	—	354,783
	3/5/2018	—	—	—	—	126,500	4.29	358,612

(1)
Non-equity incentive plan awards represent the threshold, target and maximum amounts of cash incentive compensation payable under our annual cash incentive plan. The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Threshold payments assume only the attainment of the minimum corporate performance scores and are paid at 80% of the target incentive. Target payments amounts are paid at 100% of the target incentive and assume goal attainment of 100% of the corporate performance measurement score. Maximum payment amounts reflect 120% of the annual target incentive, which assumes the attainment of the maximum corporate performance measurement score. For additional information regarding the annual cash incentive plan, see “Compensation Discussion and Analysis” above.

(2)	These RSUs vest over three years in three equal installments beginning on the first anniversary of the grant date.

(3)	These stock option awards vest 25% immediately and 25% on each anniversary thereafter.
Outstanding Equity Awards at Fiscal Year-End
The following tables set forth certain information with respect to outstanding equity awards held by the named executive officers at December 31, 2018.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price($)	Option Expiration Date	Number of shares or units of stock that have not vested (#) (2)	Market value of shares or units of stock that have not vested ($)
Dr. J. Joseph Kim	70,000	—	6.28	9/30/2019	—	—
	62,500	—	4.56	3/11/2021	—	—
	75,000	—	12.92	3/26/2024	—	—
	50,000	—	8.80	5/22/2024	—	—
	85,000	—	7.56	3/5/2025	—	—
	40,000	—	8.01	5/8/2025	—	—
	129,000	43,000	7.02	3/9/2026	57,333	229,332
	21,576	21,574	6.68	3/10/2027	211,400	845,600
	34,563	103,687	4.29	3/5/2028	360,300	1,441,200
	567,639	168,261			629,033	2,516,132
Dr. Mark L. Bagarazzi	68,750	—	4.40	1/4/2020	—	—
	30,000	—	4.56	3/11/2021	—	—
	43,750	—	2.40	2/23/2022	—	—

	45,000	—	2.16	3/14/2023	—	—
	37,500	—	12.92	3/26/2024	—	—
	38,750	—	8.80	5/22/2024	—	—
	60,000	—	7.56	3/5/2025
	50,625	16,875	7.02	3/9/2026	25,000	100,000
	50,000	50,000	6.68	3/10/2027	40,866	163,464
	31,625	94,875	4.29	3/5/2028	82,700	330,800
	456,000	161,750			148,566	594,264
Peter D. Kies	21,251	—	6.28	9/30/2019	—	—
	30,000	—	4.56	3/11/2021	—	—
	43,750	—	2.40	2/23/2022	—	—
	45,000	—	2.16	3/14/2023	—	—
	37,500	—	12.92	3/26/2024	—	—
	38,750	—	8.80	5/22/2024	—	—
	60,000	—	7.56	3/5/2025	—	—
	50,625	16,875	7.02	3/9/2026	25,000	100,000
	50,000	50,000	6.68	3/10/2027	40,866	163,464
	31,625	94,875	4.29	3/5/2028	82,700	330,800
	408,501	161,750			148,566	594,264
Dr. Niranjan Y. Sardesai	30,000	—	6.28	9/30/2019	—	—
	30,000	—	4.56	3/11/2021	—	—
	12,500	—	1.76	1/3/2022	—	—
	43,750	—	2.40	2/23/2022	—	—
	45,000	—	2.16	3/14/2023	—	—
	37,500	—	12.92	3/26/2024	—	—
	38,750	—	8.80	5/22/2024	—	—
	60,000	—	7.56	3/5/2025	—	—
	50,625	16,875	7.02	3/9/2026	25,000	100,000
	50,000	50,000	6.68	3/10/2027	40,866	163,464
	31,625	94,875	4.29	3/5/2028	82,700	330,800
	429,750	161,750			148,566	594,264

(1)
These stock option awards vest 25% immediately on the date of grant and 25% on each anniversary thereafter. The option expiration date as reflected in the table is the tenth anniversary of the grant date.

(2)	These RSUs vest over three years in three equal installments beginning on the first anniversary of the grant date.

Options Exercised and Stock Vested During Fiscal Year 2018
The following table provides information on stock option exercises and stock vesting in fiscal 2018 by our named executive officers.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired Upon Exercise(#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(2)
Dr. J. Joseph Kim	260,310	609,551	199,699	901,676
Dr. Mark L. Bagarazzi	—	—	53,767	240,656
Peter D. Kies	25,001	35,759	53,767	240,656
Dr. Niranjan Y. Sardesai	—	—	53,767	240,656

(1)
The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	Computed by multiplying the closing market price of our common stock on the vesting date by the number of RSUs subject to such award vesting on the applicable vesting date.

CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee.
During fiscal 2018, our principal executive officer was our President and Chief Executive Officer, J. Joseph Kim, Ph.D. For 2018, the annual total compensation for Dr. Kim was $3,081,043. The annual total compensation for our median employee (identified as disclosed below) was $118,696, resulting in a pay ratio of approximately 26:1.
In accordance with Item 402(u) of Regulation S-K, we identified a new median employee as of November 29, 2018 (the median employee determination date), by (i) aggregating for each applicable employee (A) base salary as of November 29, 2018 (or hourly rate multiplied by estimated work schedule, for hourly employees), (B) the target bonus for 2018 and, (C) the estimated grant date fair value of any equity awards granted during 2018, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of Inovio, excluding Dr. Kim.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Employment Agreement with J. Joseph Kim, Ph.D.
Under an executive employment agreement, J. Joseph Kim, Ph.D. serves as our Chief Executive Officer. The agreement provides that Dr. Kim is entitled to receive an annual salary, subject to upward adjustment. Dr. Kim’s current base salary is $678,976. He is also eligible to receive an incentive cash bonus, based upon the criteria as may be determined by our Board, with a target of 65% of his base salary. In addition to the salary and cash bonus, he is also entitled to participate in our employee benefit plans or programs, and shall be entitled to such other fringe benefits, as are from time to time adopted by our Board.

If Dr. Kim employment is terminated by reason of death or total disability, we will pay Dr. Kim or his estate or representative, as applicable, any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under any of our plans and programs in which Dr. Kim is then participating, and, in the case of total disability, a continuation of medical benefits for up to 60 days and COBRA premiums for 24 months thereafter or, if earlier, the termination of such COBRA coverage, with such premiums to provide for coverage at the same level and subject to the same terms and conditions as in effect at the time of termination. In the case of total disability, Dr. Kim will also receive a lump-sum payment equal to 24 months of his aggregate base salary then in effect.
If we terminate Dr. Kim’s employment for cause, as defined in the agreement, we will pay him any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses and all other accrued but unpaid rights as determined under our plans and programs in which he is then participating.
Under Dr. Kim’s employment agreement, if we terminate his employment other than on account of death, total disability or cause, as defined in the employment agreement, or Dr. Kim terminates his employment for good reason, as defined in the agreement, Dr. Kim is entitled to receive any unpaid portion of his base salary computed on a pro-rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under our plans and programs in which Dr. Kim is then participating, severance compensation in the amount of 24 months of his then current base salary and 24 months aggregate of the pro rata bonus amount following the effective date of such termination. The pro rata bonus amount shall mean one-twelfth of the greater of (A) the most recent annual cash bonus paid prior to his termination, or (B) the average of the three most recent annual cash bonuses paid prior to his termination. We will also continue to pay his COBRA premiums for 24 months thereafter.
If Dr. Kim is terminated as a result of change in control, Dr. Kim is entitled to receive payments due to him under the conditions of termination without cause as outlined above and a lump-sum cash severance payment equal to his then-current monthly base salary and the pro rata bonus amount multiplied by 24 but discounted to present value based on applicable federal rate under the Code.
If any amount paid, distributed or treated as paid or distributed by the Company to or for Dr. Kim’s benefit (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code in connection with a change in control, or if any interest or penalties are incurred by Dr. Kim with respect to such excise tax (such excise tax, together with any such interest and penalties, the “Excise Tax”), Dr. Kim will be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Dr. Kim of all federal, state and local taxes (including any interest or penalties with respect to such taxes), including, any income taxes (and any interest and penalties with respect to such taxes) and Excise Tax imposed upon the Gross-Up Payment, Dr. Kim retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon all the Payments.

Employment Agreement with Mark L. Bagarazzi, M.D.
We entered into an employment agreement with Dr. Bagarazzi pursuant to which he serves as Chief Medical Officer until the effectiveness of his termination on April 5, 2019. The employment agreement provided an annual base salary, subject to upward adjustment yearly by our Compensation Committee. Dr. Bagarazzi’s base salary as of the date of his termination notice was $464,144. Under the employment agreement, Dr. Bagarazzi was eligible to receive an incentive cash bonus, based upon the criteria and payable at such times as determined by our Board or its Compensation Committee, with a target of 40% of his base salary. Dr. Bagarazzi was also entitled to participate in such employee benefit plans and programs and was entitled to such other fringe benefits, as were from time to time adopted by our Board or its Compensation Committee and made available by us generally to employees of similar position, and was eligible for such awards and benefits, if any, pursuant to our plans and programs as determined by our Board or its Compensation Committee.
Because we terminated Dr. Bagarazzi’s employment other than on account of death, total disability or cause, we will pay him any unpaid portion of his base salary computed on a pro-rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under our plans and programs in which Dr. Bagarazzi is currently participating, a severance payment in the amount of 12 months of base salary and COBRA payments for 12 months following the effective date of termination. The employment agreement contains certain non-competition and non-disclosure covenants.
In connection with his termination, we have proposed to enter into a separation agreement with Dr. Bagarazzi, which Dr. Bagarazzi may consider for a period required by law. We also expect to enter into a consulting agreement with Dr. Bagarazzi pursuant to which he would provide consulting services to us for a specified period of time following the termination of his employment.
Employment Agreement with Peter D. Kies
We have entered into an employment agreement with Mr. Kies pursuant to which he serves as Chief Financial Officer. The employment agreement provides an annual base salary, subject to upward adjustment yearly by our Compensation

Committee. Mr. Kies’ current base salary is $429,134. Under the employment agreement, Mr. Kies is eligible to receive an incentive cash bonus up to the amount, based upon the criteria and payable at such times as determined by our Board or its Compensation Committee. Mr. Kies’ current target bonus is 40% of his base salary. Mr. Kies is also entitled to participate in such employee benefit plans and programs and is entitled to such other fringe benefits, as are from time to time adopted by our Board or its Compensation Committee and made available by us generally to employees of similar position, and shall be eligible for such awards and benefits, if any, pursuant to our plans and programs as determined by our Board or its Compensation Committee.
If Mr. Kies’ employment is terminated by reason of death or total disability, we will pay Mr. Kies or his estate or representative, as applicable, any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under any of our plans and programs in which Mr. Kies is then participating, and, in the case of total disability, a continuation of medical benefits for up to 60 days and COBRA premiums for six months thereafter. In the case of total disability, Mr. Kies will also receive a lump-sum payment equal to six months of his aggregate base salary then in effect.
If we terminate Mr. Kies’ employment for cause, as defined in the agreement, we will pay him any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses and all other accrued but unpaid rights as determined under our plans and programs in which he is then participating.
If we terminate Mr. Kies’ employment other than on account of death, total disability or cause, or Mr. Kies terminates his employment for good reason, as defined in the agreement, on 30 days’ prior written notice, we will pay him any unpaid portion of his base salary computed on a pro-rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under our plans and programs in which Mr. Kies is then participating, a severance payment in the amount of 12 months of base salary and COBRA payments for 12 months following the effective date of termination. The employment agreement requires that Mr. Kies enter into an agreement containing certain non-competition and non-disclosure covenants.
If Mr. Kies is terminated as a result of change in control, Mr. Kies is entitled to receive payments due to him under the conditions of termination without cause as outlined above and a lump-sum cash severance payment equal to his then-current monthly base salary and the pro rata bonus amount multiplied by 12 but discounted to present value based on applicable federal rate under the Code.
Employment Agreement and Consulting Agreement with Niranjan Y. Sardesai, Ph.D.
We entered into an employment agreement with Dr. Sardesai pursuant to which he served as Chief Operating Officer until his resignation in February 2019. The employment agreement provided an annual base salary, subject to upward adjustment yearly by our Compensation Committee. Mr. Sardesai’s base salary at the time of his resignation was $450,625. Under the employment agreement, Dr. Sardesai was eligible to receive an incentive cash bonus, based upon the criteria and payable at such times as determined by our Board or its Compensation Committee, with a target of 40% of his base salary. Dr. Sardesai was also entitled to participate in such employee benefit plans and programs and was entitled to such other fringe benefits, as were from time to time adopted by our Board or its Compensation Committee and made available by us generally to employees of similar position, and was eligible for such awards and benefits, if any, pursuant to our plans and programs as determined by our Board or its Compensation Committee.
As Dr. Sardesai terminated his employment without good reason, as defined in his employment agreement, we paid him any unpaid portion of his base salary computed on a pro rata basis through the date of termination and any unreimbursed expenses.
In connection with Dr. Sardesai's resignation as our Chief Operating Officer in February 2019, we entered into a consulting agreement with Dr. Sardesai, under which he will provide consulting services to us related to historical knowledge transfer for internal development programs and historical information on prior business relationships with external parties, with a term through April 2021. Under the consulting agreement, the equity awards previously granted to Dr. Sardesai prior to his resignation will continue in accordance with their existing terms. Dr. Sardesai did not receive any severance benefits upon his resignation, which was not an involuntary termination entitling him to benefits under his employment agreement.

Potential Payments upon Termination or Change in Control
Had termination without cause, resignation for good reason or termination due to a change in control or other event occurred as of December 31, 2018, our named executive officers would have received the following benefits and payments:

		Involuntary Termination
Benefits and Payments	Voluntary Termination not for Good Reason ($)	Not For Cause ($) (1)	For Cause ($)	Change in Control ($)	Death or Total Disability ($)

Dr. J. Joseph Kim
Severance pursuant to employment agreement	—	1,357,952	—	3,530,676	1,357,952	(2)
Non-equity incentive plan award (3)	—	814,772	407,386	814,772	407,386
Health coverage benefits	—	60,840	—	60,840	60,840	(2)
Unvested and accelerated equity awards	—	2,516,132	—	2,516,132	—
Total	—	4,749,696	407,386	6,922,420	1,826,178
Dr. Mark L. Bagarazzi
Severance pursuant to employment agreement	—	450,625	—	1,072,488	225,313	(2)
Non-equity incentive plan award (3)	—	171,238	171,238	171,238	171,238
Health coverage benefits	—	30,420	—	30,420	15,210	(2)
Unvested and accelerated equity awards	—	594,264	—	594,264	—
Total	—	1,246,547	171,238	1,868,410	411,761
Peter D. Kies
Severance pursuant to employment agreement	—	429,134	—	1,016,589	214,567	(2)
Non-equity incentive plan award (3)	—	158,321	158,321	158,321	158,321
Health coverage benefits	—	30,420	—	30,420	15,210	(2)
Unvested and accelerated equity awards	—	594,264	—	594,264	—
Total	—	1,212,139	158,321	1,799,594	388,098
Dr. Niranjan Y. Sardesai
Severance pursuant to employment agreement	—	450,625	—	1,072,488	225,313	(2)
Non-equity incentive plan award (3)	—	171,238	171,238	171,238	171,238
Health coverage benefits	—	30,420	—	30,420	15,210	(2)
Unvested and accelerated equity awards	—	594,264	—	594,264	—
Total	—	1,246,547	171,238	1,868,410	411,761
(1) Also represents amount payable in the event of voluntary termination for good reason.
(2) Represents amounts payable only in the case of total disability; these amounts would not be payable in the event of death.
(3) Assumes named executive officer would have been entitled to receive amount described in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or was during 2018 an employee, or is or ever has been an officer of our Company.

Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the matters contained under the title Compensation Discussion and Analysis, of this Proxy Statement with our management and, based on such review and discussions we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. Portions of this Proxy Statement, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2018.

Respectfully submitted,

Wendy Yarno (Chair)
Angel Cabrera
Lota Zoth

Equity Compensation Plan Information
The following table sets forth our equity compensation plan information as of December 31, 2018. All of our equity compensation plans have been approved by our security holders. Our 2007 Omnibus Incentive Plan was terminated on March 31, 2017 and the following table sets forth awards that remain outstanding under this plan.

Plan	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted- average exercise price of outstanding options and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (2)
Equity compensation plans approved by security holders:
2016 Omnibus Incentive Plan	4,581,370	$3.40	3,039,566
2007 Omnibus Incentive Plan	5,859,324	6.82	—
	10,440,694	$5.32	3,039,566
(1)    The calculation of the weighted-average exercise price of the outstanding options and rights includes 1,688,017 shares included in column (a) that are issuable upon the vesting of restricted stock units issued under the 2007 Omnibus Incentive Plan and 2016 Omnibus Incentive Plan, which have no exercise price. Excluding the restricted stock units, the weighted-average exercise price of the outstanding options would be $6.35.
(2)    As of January 1, 2019, the number of securities available for future issuance under the 2016 Omnibus Incentive Plan automatically increased by 2,000,000 pursuant to the “evergreen” provision of such plan.
Certain Relationships and Related Party Transactions
Except as described below, since January 1, 2018, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest. Under the charter of our Audit Committee, all related party transactions required to be disclosed under SEC Regulation S-K, Item 404, must be reviewed and approved by our Audit Committee after discussion with management of the business rationale for the transactions and whether appropriate disclosures have been made.
In August 2016, we incorporated a subsidiary, Geneos Therapeutics, Inc. ("Geneos"), to develop and commercialize neoantigen based personalized cancer therapies. In February 2019, we completed the spin-out of Geneos. In connection with the spin-out, on February 21, 2019, Geneos completed the initial closing of a preferred stock financing with outside investors, in which we participated. The terms of the stock purchase agreement include commitments for additional investments by us and the other investors upon the occurrence of a specified regulatory event, as well as an option to purchase additional preferred stock of Geneos upon the achievement of a specified milestone. Following the initial closing of the financing transaction, we continue to hold a majority of the outstanding equity, on an as-converted to common stock basis, of Geneos. Our ownership percentage of Geneos would decrease in the event of additional purchases of preferred stock of Geneos by the other investors under the terms of the stock purchase agreement.

While we leverage our SynCon® immunotherapy and CELLECTRA® technology to break tolerance and create cancer products targeting shared tumor specific antigens, Geneos focuses exclusively on leveraging our immunotherapy technology platform to advance the field of patient-specific neoantigen therapies for cancer. We believe that our clinically validated DNA-based platform is well suited for advancing individualized therapies due to its rapid product design and manufacturing benefits, ability to combine multiple neoantigens into formulations, and generation of potent killer T cell responses that are needed to drive clinical efficacy. We have exclusively licensed our SynCon® immunotherapy and CELLECTRA® technology platform to Geneos to be used in the field of personalized, neoantigen based therapy for cancer.
On February 21, 2019, Dr. Niranjan Y. Sardesai, who co-founded Geneos, resigned from his position as our Chief Operating Officer in order to dedicate all of his efforts to his position as Chief Executive Officer of Geneos, a position he held prior to the financing and spin-out.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our common stock. Officers, directors and 10% or greater stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such reports furnished to us, management believes that all officers, directors and greater than ten percent stockholders complied with the filing requirements of Section 16(a) for the year ended December 31, 2018.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that the appointment of the independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted the same as if voted against the proposal.
The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2018 and 2017 by Ernst & Young LLP:

Year	Audit Fees	Tax Fees	Total Fees
2018	$955,422	$59,240	$1,014,662
2017	$895,861	$50,700	$946,561
Audit Fees. Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements and internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports, as well as fees incurred for audit services that are normally provided by Ernst & Young LLP in connection with other regulatory filings or engagements.
Tax Fees. Tax fees include fees for services performed by the professional staff in the tax department of Ernst & Young LLP except for those tax services that could be classified as audit services. These include tax compliance and various tax consultation fees.
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to our Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Our Audit Committee approved all "Audit Fees" and “Tax Fees” listed in the table above pursuant to its pre-approval policies and procedures.
Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

PROPOSAL NO. 3
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
At our 2017 Annual Meeting of Stockholders, our stockholders determined by a non-binding vote, the frequency with which the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, will be submitted to our stockholders for approval. Even though the alternative for “three years” received the most votes, the Board has determined that we will submit the compensation of our named executive officers every year to our stockholders for approval, on a non-binding advisory basis. In accordance with the Board’s intention, we are providing our stockholders with the opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this Proxy Statement. At the 2019 Annual Meeting, our stockholders will vote whether to approve the following non-binding, advisory resolution on the approval of the compensation of the named executive officers:
“RESOLVED, that the stockholders of the Company approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement with respect to its 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation disclosure and analysis, or CD&A, the compensation tables and the narrative disclosures that accompany those tables in the Company’s proxy statement for its 2019 annual meeting of stockholders.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers that is the subject of the foregoing resolution is the compensation disclosed in the sections titled “Compensation Discussion and Analysis,” “Executive Compensation,” “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Options Exercised,” and “Outstanding Equity Awards at Fiscal Year End,” and the accompanying narrative disclosures. You are encouraged to carefully review these sections.
The section of this Proxy Statement titled “Compensation Discussion and Analysis” includes a detailed discussion of each of the following as it relates to our named executive officers:
• the objectives of our compensation programs;
• what our compensation programs are designed to reward;
• each element of compensation;
• why we choose to pay each element of compensation;
• how we determine the amount, and, where applicable, the formula, for each element to pay; and
• how each compensation element and our decisions regarding that element fit into our overall compensation objectives
The Compensation Committee evaluated the named executive officers' performance in 2018 and concluded that they had earned a 3% based salary increase, effective March 2019, primarily due to the execution of the fiscal 2018 strategy and corporate objectives. We target these items of compensation to be at the 50th percentile of a combination of our peer group and market studies.
Our Board unanimously recommends that you approve the foregoing resolution for the same reasons that we decided to provide this compensation to our named executive officers as articulated in the “Compensation Discussion and Analysis” section.
Vote Required; Effect of Vote
The approval of the resolution in this Proposal 3 requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions could prevent the approval of Proposal 3 because they do not count as affirmative votes. Broker non-votes will not impact the approval of Proposal 3 because they do not represent shares eligible to be voted on the proposal.
The resolution that is the subject of this Proposal 3 is a non-binding, advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether it is approved or not and will not be construed as overruling a decision by us or our Board or to create or imply any change to the fiduciary duties of our Board or any additional fiduciary duties for us or our Board. Furthermore, because this non-binding, advisory resolution primarily relates to compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, our Compensation Committee does intend to take the results of the vote on this Proposal 3 into account in its future decisions regarding the compensation of our named executive officers.
Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution under Proposal 3.

PROPOSAL NO. 4
APPROVAL OF AMENDMENT OF THE 2016 OMNIBUS INCENTIVE PLAN

Overview
On March 21, 2019, our Board of Directors amended our 2016 Omnibus Incentive Plan (the “Plan”), subject to stockholder approval, to among other things, increase the number of shares of common stock authorized for issuance under the Plan by 6,000,000 shares. We refer to the Plan, as amended on March 21, 2019, as the “Amended Plan” throughout this proxy statement. References in this proposal to our Board of Directors include the Compensation Committee of the Board of Directors, where applicable.
A description of the material terms of the Amended Plan are summarized below. The key differences between the terms of the Plan and the Amended Plan are as follows:

•	The Amended Plan provides that an additional 6,000,000 shares may be issued pursuant to stock awards granted under the Amended Plan.

•	The Amended Plan increases the limit on the number of shares that can be granted subject to incentive stock options (“ISOs”) to 32,000,000 shares.

•
The Amended Plan eliminates references to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Amended Plan eliminates individual grant limits that applied under the Plan to awards that were intended to comply with the exemption for “performance-based compensation” under Section 162(m) of the Code, which has been repealed, effective for taxable years beginning after December 31, 2017.

•
The Amended Plan eliminates references to performance cash awards, because those awards were included in the Plan in order to allow the Company to grant cash incentive awards that were intended to comply with the exemption for “performance-based compensation” under Section 162(m) of the Code, which has been repealed, effective for taxable years beginning after December 31, 2017.

In this Proposal 4, our Board of Directors is requesting stockholder approval of the Amended Plan, including the increase to the number of shares of common stock authorized for issuance under the Amended Plan by 6,000,000 shares and the increase to the limit on the number of shares that can be granted as ISOs. The Board of Directors believes that the Amended Plan is an integral part of our long-term compensation philosophy and the Amended Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.
General Plan Information
The purpose of the Plan is to promote the interests of us and our stockholders by providing incentives to motivate selected employees, directors and consultants of the Company to achieve long-term corporate objectives. In light of the small number of shares remaining available for issuance under the Plan, the Board of Directors believes it is necessary to adopt and approve the Amended Plan in order to accomplish the purpose of the Plan and enable us to attract, hire, retain and motivate the skilled employees we need to be successful, especially in the competitive labor markets in which we compete. If the stockholders do not approve the Amended Plan, the Plan will continue in full force in accordance with its terms as they are now in effect.
In light of our currently anticipated need to grant additional equity incentives in the future, our Board believes the Amended Plan is appropriate to ensure that we continue to have a sufficient number of shares in order to meet our retention and hiring needs. The Compensation Committee of the Board of Directors believes that our capacity to grant equity-based compensation is a significant factor in our ability to achieve our objectives and enhance stockholder value. The requested increase represents approximately 6.1% of our current outstanding shares, and the total available shares under the Amended Plan upon approval by the stockholders would be approximately 8.4% of our current outstanding shares. Under applicable Nasdaq rules, we are required to obtain stockholder approval of the Amended Plan. Such approval is also necessary to permit us to continue to grant ISOs to employees under Section 422 of the Code.
Equity Awards Are an Integral Component of Our Compensation Program
Equity awards have been historically and we believe will continue to be an integral component of our overall compensation program for our employees, directors and consultants. Approval of the Amended Plan will allow us to continue to grant stock options, restricted stock unit awards and other equity awards at levels we determine to be appropriate in order to attract new employees, directors and consultants, retain our existing employees and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value. The Amended Plan allows the Company to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance stock awards.

As of March 11, 2019, stock awards covering an aggregate of 12,493,519 shares were outstanding under our 2007 Omnibus Incentive Plan and the Plan, collectively. In addition, 2,224,439 shares remained available for future grant under the Plan as of such date.
As of March 11, 2019, three executive officers, six non-employee members of the Board of Directors and approximately 284 other employees and consultants were eligible to participate in the Plan.
We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable
We continue to believe that equity awards such as stock options and other types of stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, directors and consultants.
The Size of Our Share Reserve Increase Request Is Reasonable
If our request to increase the share reserve of the Amended Plan by 6,000,000 shares is approved, we will have approximately 8,174,439 shares available for grant after our Annual Meeting, after taking into account grants already made after March 11, 2019 and those grants anticipated to be made through the date of our Annual Meeting, which we anticipate being a sufficient amount of equity for attracting, retaining, and motivating employees, directors and consultants for the next three years.
Overhang and Dilution
The following table provides certain additional information regarding our equity incentive program.

As of March 11, 2019
Total number of shares of common stock subject to outstanding stock options	10,812,664
Weighted-average exercise price of outstanding stock options	$5.76
Weighted-average remaining term of outstanding stock options	7.2 years
Total number of shares of common stock subject to outstanding full value awards	1,680,855
Total number of shares of common stock available for grant under the Plan	2,224,439
Total number of shares of common stock available for grant under other equity incentive plans	—
Total number of shares of common stock outstanding	97,627,713
Per-share closing price of common stock as reported on Nasdaq	$3.52
Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2018, 2017 and 2016.

Fiscal Year	2018	2017	2016
Total number of shares of common stock subject to stock options granted	2,176,935	1,788,121	1,705,169
Total number of shares of common stock subject to full value awards granted	1,070,106	1,035,443	671,500
Weighted-average number of shares of common stock outstanding	92,539,997	81,777,493	73,214,766
Burn Rate	3.5%	3.5%	3.2%
While we do not have a specific plan for the use of the current or proposed shares available for grants, the Compensation Committee in its discretion, and consistent with our overall compensation program, from time to time makes awards to executives, employees, consultants and directors and considered the past grants of stock awards in recommending this increase to the Board. We anticipate further increases in personnel, but the amount and timing for future grants are not currently known. The Amended Plan will continue to provide us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, and performance stock awards. To date, we have never granted any awards other than stock option grants and restricted stock units; however, at the discretion of the Board of Directors or the Compensation Committee, we may do so in the future. The approval of the Amended Plan will allow us to continue to grant stock options and restricted stock units and utilize multiple types of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long-term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.
The historical burn rates and the potential dilution and other data described above may not be indicative of what the actual amounts are in the future. The Amended Plan does not contemplate the amount or timing of specific equity awards (other than annual awards to non-employee directors which are made in connection with each annual meeting of our stockholders). The potential dilution is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports we file with the SEC.
Stockholder Approval
Approval of the Amended Plan will require the affirmative vote of at least a majority in voting interest of our stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. If our stockholders do not approve the Amended Plan, it will not be implemented, but our Board reserves the right to adopt such other compensation plans and programs that do not otherwise require stockholder approval as it deems appropriate and in the best interests of our company and our stockholders.
Our Board of Directors unanimously recommends a vote “FOR” the Proposal to approve the Amended Plan.

Description of the Amended Plan
The material features of the Amended Plan are described below. The following description of the Amended Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended Plan. Stockholders are urged to read the actual text of the Amended Plan in its entirety, which is attached to this Proxy Statement as Appendix A.
General. The Amended Plan provides for the grant of ISOs, Nonstatutory Stock Options (“NSOs”), Stock Appreciation Rights (“SARs”), Restricted Shares, Restricted Stock Units (“RSUs”), Performance Awards, and other stock-based awards.
Shares Subject to the Amended Plan. If our stockholders approve the Amended Plan, the maximum number of shares of the Company’s common stock available for issuance over the term of the Amended Plan may not exceed 16,000,000 shares (which consists of (A) 6,000,000 shares that were approved at our 2016 Annual Meeting, plus (B) an additional 6,000,000 shares to be approved at our 2019 Annual Meeting plus (C) an additional 2,000,000 shares added on each of January 1, 2018 and January 1, 2019 pursuant to the automatic annual increases in accordance with the terms of the Plan in effect on such dates), provided that on the first business day of each calendar year beginning with January 1, 2020, such maximum aggregate number of shares of Common Stock shall be increased by 2,000,000 shares of common stock unless the Board determines, for any such calendar year, to increase such maximum amount by a fewer number of shares. The maximum number of shares of the Company’s common stock available for issuance as ISOs over the term of the Amended Plan may not exceed 32,000,000 shares.
In the event of any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of our stock or property, a combination or exchange of our common stock, dividend in kind, or other like change in capital structure, change in the number of outstanding shares of common stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event, the Compensation Committee shall make appropriate adjustments to the number and kind of shares subject to outstanding awards, the purchase price or exercise price for such shares, the number and kind of shares available for future issuance under the Amended Plan, the maximum number of shares in respect of which awards can be made to any participant in a calendar year, and other determinations applicable to outstanding awards.
Shares of common stock covered by any unexercised portions of terminated or forfeited options, common stock subject to Restricted Share awards, RSUs and other stock-based awards that are terminated or forfeited and common stock subject to awards that are otherwise surrendered by a participant may again be subject to new awards under the Amended Plan. Shares of common stock surrendered to or withheld by the Company in payment or satisfaction of an option’s purchase price or tax withholding obligation with respect to an award will be available for the grant of new awards under the Amended Plan. In the event of the exercise of SARs, whether or not granted in tandem with options, only the number of shares of common stock actually issued in payment of such SARs will be changed against the number of shares of common stock available for the grant of awards under the Amended Plan.
Limit on Non-Employee Director Awards. Subject to adjustment in accordance with the terms of the Amended Plan, in any calendar year no more than a total of 500,000 shares of common stock may be granted as awards under the Amended Plan to any non-employee director of the Company.
Administration. The Compensation Committee of the Board administers the Amended Plan. All awards are approved by the Compensation Committee, except that our Chief Executive Officer and/or Chairman of the Board of Directors may approve option grants to persons below the level of Vice President of the Company to a maximum individual grant of 12,500 options.

With respect to the participation of individuals whose transactions in the Company’s equity securities are subject to Section 16 of the Exchange Act, the Amended Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Amended Plan, the Compensation Committee determines the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an option is to be an ISO or a NSO, the terms of vesting and exercisability of each option or other award, including the effect thereon of an optionee’s termination of service, the type of consideration to be paid to the Company upon exercise of an option, the duration of each award, and all other terms and conditions of the awards, subject to the condition that neither our board of directors nor the Compensation Committee may reprice stock options. Future grants under the Amended Plan are not yet determinable, except for awards granted pursuant to our non-employee director compensation policy, as further discussed below.
Eligibility. Generally, all employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Amended Plan. Any person eligible under the Amended Plan may be granted a NSO. However, only employees may be granted ISOs.
Terms and conditions of awards. Each award granted under the Amended Plan is evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Amended Plan. The purchase price per share subject to an option (or the exercise price per share in the case of a SAR) must equal at least the fair market value of a share of the Company’s common stock on the date of grant. The purchase price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, referred to as a 10% Stockholder, must be at least 110% of the fair market value of a share of the Company’s common stock on the date of grant. The term of any award under the Amended Plan may not be for more than ten years or five years in the case of ISOs awarded to any 10% Stockholder. To the extent that the aggregate fair market value of shares of the Company’s common stock subject to options designated as ISOs that become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as NSOs.
Generally, an option’s purchase price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company’s common stock owned by the optionee having a fair market value not less than the exercise price, or by any lawful method approved by the board or by any combination of these. The Compensation Committee may nevertheless restrict the forms of payment permitted in connection with any option grant.
The Compensation Committee will specify when options granted under the Amended Plan will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee’s continued employment or service or achievement of specified milestones.
Awards of Restricted Shares consist of a specified number of shares of common stock subject to such terms, conditions and transfer restrictions based on performance standards, periods of service, retention by the participant of a specified number of shares of common stock or other criteria. Awards of RSUs give participants a right to receive shares of common stock in the future subject to such terms, conditions and restrictions as established by the Compensation Committee. RSUs will be settled for common stock, cash or a combination of both as soon as practicable after the Compensation Committee has determined that the terms and conditions of the RSU has been satisfied (or at a later date if the distribution has been deferred).
Performance Awards consist of the right to receive a payment contingent on the extent to which predetermined performance targets have been met during an award period, which shall be two or more fiscal or calendar years. In the Compensation Committee’s discretion, newly hired or eligible participants may be allowed to receive Performance Awards after an award period has commenced. Payments of earned Performance Awards will be made in cash, common stock, or a combination of cash and common stock.
Other stock-based awards such as stock purchase rights (with or without loans to participants by the Company), awards of common stock, or awards valued in whole or in part by reference to common stock or dividends on common stock may be granted either alone or in addition to other awards under the Amended Plan. If specified by the Compensation Committee in the award agreement, the recipient of a stock-based award may be entitled to receive, currently or on a deferred basis, interest, dividends or dividend equivalents with respect to the common stock or other securities covered by the award.
Transferability of awards. Restricted Shares may not be assigned, transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust), pledged or sold prior to lapse of their restrictions. All other awards may not be assigned or transferred (other than by will or the laws of descent and distribution), and during the lifetime of a participant, only the participant (or a personal representative) may exercise rights under the Amended Plan. A participant’s beneficiary may exercise the participant’s rights to the extent they are exercisable under the Amended Plan following the death of the participant.
Performance Goals. The Amended Plan permits the grant of awards subject to performance-based vesting conditions and includes the following performance criteria that may be considered by the Compensation Committee when granting performance-based awards: (i) net earnings or net income (before or after taxes), (ii) earnings per share or earnings per share growth, total units or unit growth, (iii) net sales, sales growth, total revenue, or revenue growth, (iv) net operating profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue), (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation and/or amortization, (viii) gross or operating margins, (ix) productivity ratios, (x) share price or relative share price (including, but not limited to, growth measures and total stockholder return), (xi) expense targets, (xii) margins, (xiii) operating efficiency, (xiv) market share or change in market share, (xv) customer retention or satisfaction, (xvi) working capital targets, (xvii) completion of strategic financing goals, acquisitions or alliances and clinical progress, (xviii) Company project milestones, (xvii) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital) and (xviii) any other measure of performance selected by the Committee.
Merger. Effective upon a merger, as defined in the Amended Plan, all outstanding awards shall terminate unless they are assumed or continued in connection with the merger. The Compensation Committee has the authority to provide for full or partial vesting of unvested awards and the release from restrictions on transfer and repurchase or forfeiture rights of awards in connection with a merger. The Compensation Committee may condition any such award vesting and exercisability or release from restrictions on the termination of service of the participant to the Company within a specified period following the effective date of the merger.
Change in control. Unless otherwise provided in the applicable award agreement, effective upon a change in control, as defined in the Amended Plan, all options and SARs outstanding on the date of such change in control will become immediately and fully exercisable, except as to options or SARs granted to a participant where a change in control resulted from such participant’s beneficial ownership of the Company’s securities. Unless otherwise provided in the applicable award agreement, effective upon a change in control, all restrictions applicable to Restricted Share and RSU awards will terminate fully and the full number of shares subject to each Restricted Share award or the number of shares subject to settlement under each RSU will immediately be delivered, except as to Restricted Share and RSU awards granted to a participant where a change in control resulted from such participant’s beneficial ownership of the Company’s securities. Unless otherwise provided in the applicable award agreement, in the event of a change in control, all Performance Awards shall immediately become vested and payable to all participants as provided in the Amended Plan, within 30 days after such change in control, except as to Performance Awards granted to a participant where a change in control resulted from such participant’s beneficial ownership of the Company’s securities.
Termination or amendment. Unless sooner terminated, no awards may be granted under the Amended Plan after March 9, 2026. The Board may terminate or amend the Amended Plan at any time, but, no amendment may adversely affect an outstanding award without the consent of the participant, or make any amendment that requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange that lists the Company’s common stock without stockholder approval.
Federal Income Tax Consequences of the Amended Plan
The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Amended Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
ISOs. The grant of an ISO under the Amended Plan will not result in any federal income tax consequences to the optionee or the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the purchase price. The Company is not entitled to any deduction under these circumstances. If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the purchase price or (ii) the difference between the fair market value of the stock on the exercise date and the purchase price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as the optionee’s total compensation is deemed reasonable in amount.
The “spread” under an ISO-i.e., the difference between the fair market value of the shares at the time of exercise and the purchase price-is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionee’s alternative minimum tax liability exceeds such optionee’s regular income tax liability, the optionee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to ISOs, the optionee must sell the shares within the same calendar year in which the ISOs are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.
In the event an ISO is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code that fails to comply with the rules of Section 409A can result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest. In addition, the amendment of an ISO may convert the option from an ISO to a NSO.
NSOs. The grant of a NSO under the Amended Plan will not result in any federal income tax consequences to the optionee or the Company. Upon exercise of a NSO, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option purchase price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the optionee’s total compensation is deemed reasonable in amount. Any gain or loss on the optionee’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company will not receive a tax deduction for any such gain.
In the event a NSO is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code that fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
Restricted Shares. The grant of Restricted Shares will subject the recipient to ordinary compensation income on the difference between the amount paid (if any) for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company will not receive a tax deduction for any such gain. Recipients of Restricted Shares may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such Restricted Shares are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. A Section 83(b) Election must be made within 30 days from the time the Restricted Shares are issued.
SARs. Recipients of SARs generally should not recognize income until a SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
In the event a SAR is amended, such SAR may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A SAR subject to Section 409A of the Code that fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
RSUs. Recipients of RSUs generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees generally will be subject to withholding for federal income tax purposes upon conversion of the RSUs and withholding for employment tax purposes when the RSUs vest. Participants will recognize gain upon the disposition of any shares received upon conversion of the RSUs equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. RSUs also can be considered nonqualified deferred compensation and subject to the Section 409A of the Code. A grant of RSUs that does not meet the requirements of Section 409A of the Code will result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
Performance Awards. Recipients of Performance Awards generally should not recognize income until such awards are paid in cash or shares of stock. Upon payment, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received in such payment. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon the payment of Performance Awards. Participants will recognize gain upon the disposition of any shares received upon the payment of Performance Awards equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
Other stock-based awards. Recipients of unrestricted stock will recognize ordinary income equal to the difference between the amount paid for such unrestricted stock and the fair market value of the unrestricted stock on the grant date. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient’s subsequent disposition of the shares receives long or short-term capital gain or loss treatment depending on how long the stock has been held since the date such unrestricted stock was granted. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
Dividends and dividend equivalents. Recipients of awards that earn dividends or dividend equivalents recognize ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes.
Section 162 Limitations. Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Awards Granted Under the Plan
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the Plan as of March 25, 2019.

Name and Position	Number of Shares
J. Joseph Kim, Ph.D., Chief Executive Officer and Director	1,348,000
Peter D. Kies, Chief Financial Officer	535,400
Laurent M. Humeau, Ph.D., Chief Scientific Officer	370,536
Jacqueline E. Shea, Ph.D., Chief Operating Officer	250,000
All current executive officers as a group (four people)	2,503,936
All current non-employee directors as a group (seven people)	566,387
All employees and consultants, including all current officers who are not executive officers, as a group	5,445,232

Amended Plan Benefits

Name	Stock Option Awards (#)
J. Joseph Kim, Ph.D., President, Chief Executive Officer and Director	(1)
Peter D. Kies, Chief Financial Officer	(1)
Laurent M. Humeau, Ph.D., Chief Scientific Officer	(1)
Jacqueline E. Shea, Ph.D., Chief Operating Officer	(1)
All current executive officers as a group (four people)	(1)
All current non-employee directors as a group (seven people)	(2)
All employees, excluding current executive officers, as a group	(1)

(1)
Awards granted under the Amended Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended Plan, and our Board and our Compensation Committee have not granted any awards under the Amended Plan that are subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2018 if the Amended Plan, as amended, had been in effect, are not determinable.

(2)
Awards granted under the Amended Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended Plan. However, pursuant to our current compensation policy for non-employee directors, each of our current non-employee directors is eligible to receive equity awards equivalent to a stock option to purchase up to 25,000 shares of our common stock if he or she remains on our Board on the date of each annual meeting of stockholders, and each new non-employee director is granted equity awards equivalent to stock options exercisable for 40,000 shares of our common stock. All such awards will be allocated as non-qualified stock options and restricted stock units at a ratio determined from time to time by our Board or its Compensation Committee, which the Compensation Committee has currently set at 1.56 stock options to 1 restricted stock unit. After the date of the annual meeting, any such awards will be granted under the Amended Plan. For additional information regarding our compensation policy for non-employee directors, see the “Director Compensation” section of this proxy statement.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
Stockholders’ proposals, including proposals under Rule 14a-8 under the Exchange Act, intended to be presented at the next Annual Meeting of Stockholders to be held in 2020 must be received at our principal executive offices no later than November 30, 2019, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals to be included in our proxy materials. Pursuant to our bylaws, stockholders who wish to submit a proposal for consideration at our 2020 Annual Meeting of Stockholders, including a nomination for director, but who do not wish to submit a proposal for inclusion in our proxy statement, also must deliver a copy of their proposal no earlier than October 1, 2019 and no later than November 30, 2019, unless the date of the 2020 Annual Meeting of Stockholders has been advanced by more than 30 calendar days from the date contemplated herein, in which case the proposal must be received by us no later than the close of business on the 15th business day following the date on which the 2020 Annual Meeting of Stockholders is publicly announced.
A director nomination proposal must include the information set forth in our bylaws and as described under “Director Nominations” above. In the case of other stockholder proposals other than with respect to stockholder proposals relating to director nomination(s), a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (ii) as to the stockholder giving the notice, the same information regarding the proposing stockholder and any Stockholder Associated Persons as set forth under our bylaws and as described under “Director Nominations” above.
Proposals should be delivered to Inovio Pharmaceuticals, Inc., 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462, Attn: Corporate Secretary. To avoid controversy and establish timely receipt, it is suggested that stockholders send their proposals by certified mail, return receipt requested. Otherwise, we may exercise discretionary voting with respect to such stockholder’s proposal pursuant to authority conferred on us by proxies to be solicited by our Board and delivered to us in connection with the meeting. You are also advised to review our bylaws, which may be requested in writing from our Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals.
ANNUAL REPORT
We are mailing our Annual Report for the fiscal year ended December 31, 2018 to stockholders of record as of March 11, 2019. Our Annual Report does not constitute, and should not be considered, a part of this Proxy Statement.
A copy of our Annual Report will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on March 11, 2019. Requests should be directed to Inovio Pharmaceuticals, Inc., 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462; Attention: Investor Relations.

TRANSACTION OF OTHER BUSINESS
At the date of this Proxy Statement, the only business which our Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment. Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

By Order of the Board of Directors

J. Joseph Kim, Ph.D.
Chief Executive Officer

Dated: March 25, 2019
Plymouth Meeting, Pennsylvania

Appendix A

INOVIO PHARMACEUTICALS, INC.
2016 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN
1.1    Purpose. The purpose of the Inovio Pharmaceuticals, Inc. 2016 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives.
1.2    Adoption and Term. The Plan was initially approved by the Board to be effective as of March 9, 2016, subject to the approval of the stockholders of the Company.  The Plan was amended by the Board to be effective on March 21, 2019, subject to the approval of the stockholders of the Company. All Awards granted on or after the effective date of this Plan shall be subject to the terms of this Plan as in effect on the date of grant of the Award. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Awards may be granted hereunder after the tenth anniversary of its initial effective date.
ARTICLE II
DEFINITIONS
For the purpose of the Plan, capitalized terms shall have the following meanings:
2.1    Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII and other stock-based Awards described in Article IX or any other Award made under the terms of the Plan.
2.2    Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.
2.3    Assumed means that pursuant to a Merger either (i) the Award is expressly affirmed by the Company, (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its parent in connection with the Merger with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Merger as determined in accordance with the instruments evidencing the agreement to assume the Award, or (iii) the Award is otherwise to continue in effect following the Merger.

2.4    Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.
2.5    Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.
2.6    Board means the Board of Directors of the Company.
2.7    Change in Control means the occurrence of subparagraph (a), (b), or (c) below or any combination of said event(s). Notwithstanding the foregoing, the term “Change in Control” shall also have such additional meanings as are permitted or required under Section 409A:
(a)    Change of Ownership of the Company. A change of ownership of the Company occurs on the date that any one person or persons acting as a Group (as that term is defined in Subparagraph (2) below) acquires ownership of the stock of the Company, that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company or of any corporation that owns at least fifty percent (50%) of the total fair market value and total voting power of Company.
(1) However, if any person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or Group of persons is not considered to cause a Change in Control. In addition, the term Change in Control shall apply if there is an increase in the percentage of stock owned by any one person or persons, acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property. The rule set forth in the immediately preceding sentence applies only when there is a transfer of stock of Company (or issuance of stock of Company) and the stock of Company remains outstanding after the transaction.
(2) Persons will not be considered to be acting as a Group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a Group if they are shareholders of the Company and it, or its parent, enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with another corporation. If a person owns stock in the Company and another corporation is involved in a business transaction, then the shareholder of the Company is deemed to be acting as a Group with other shareholders in the Company prior to the transaction
(b)    Effective Change of Control. If the Company does not qualify under Subparagraph (a), above, then it may still meet the definition of Change in Control, on either of the following dates:
(1) The date any one person, or more than one person, acting as a Group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company possessing thirty percent (30%) or more of the total voting power of the stock of Company; or

(2) The date a majority of the members of the Company’s Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election.
(c)    Change in Ownership of Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any person, or more than one person acting as a Group, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(1) There will be no Change in Control under this Subparagraph (c) when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer. A transfer of assets by the Company is not treated as a change in ownership of such assets if the assets are transferred to:
(i) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
(ii) An entity, fifty percent (50%) or more of the total value or voting power of which is owned directly or indirectly, by the Company;
(iii) A person, or more than one person, acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or
(iv) An entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Subparagraph c., above.
(d)    The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or
(e)    a complete liquidation or dissolution of the Company.
2.8    Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.9    Committee means the Compensation Committee of the Board.
2.10    Company means Inovio Pharmaceuticals, Inc. and its successors.
2.11    Common Stock means the common stock of the Company, par value $0.001 per share.
2.12    Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.
2.13    Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.
2.14    Dividend Equivalent Account means a bookkeeping account in accordance with Section 10.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.
2.15    Exchange Act means the Securities Exchange Act of 1934, as amended.
2.16    Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.2(b).
2.17    Fair Market Value means, on any date, (i) the closing sale price of a share of Common Stock, as reported on the American Stock Exchange (or other established stock exchange on which the Common Stock is regularly traded) on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported; or (ii) if shares of Common Stock are not listed for trading on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith.
2.18    Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.
2.19    Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.
2.20    Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.
2.21    Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.
2.22    Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.
2.23    Participant means a person designated to receive an Award under the Plan in accordance with Section 5.1.
2.24    Performance Awards means Awards granted in accordance with Article VIII.
2.25    Performance Goals may be based on one or more of the following measures :

•Net earnings or net income (before or after taxes)

•	Earnings per share or earnings per share growth, total units, or unit growth

•	Net sales, sales growth, total revenue, or revenue growth

•	Net operating profit

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue)

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment)

•	Earnings before or after taxes, interest, depreciation, and/or amortization

•	Gross or operating margins

•	Productivity ratios

•	Share price or relative share price (including, but not limited to, growth measures and total stockholder return)

•	Expense targets

•	Margins

•	Operating efficiency

•	Market share or change in market share

•	Customer retention or satisfaction

•	Working capital targets

•	Completion of strategic financing goals, acquisitions or alliances and clinical progress

•	Company project milestones

•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital)

•	Any other measure of performance selected by the Committee
Without limiting the generality of the foregoing, the Committee shall have the authority, at the time it establishes the performance objectives for any given performance period, to make equitable adjustments in the business criteria in recognition of unusual or non-recurring events affecting the Company or its operating units, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in generally accepted accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the profitability of the Company or its operating units, as applicable and to otherwise satisfy the objectives of the Plan.
2.26    Plan has the meaning given to such term in Section 1.1.

2.27    Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.1(b).
2.28    Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.
2.29    Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.
2.30    Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.
2.31    Stock Appreciation Rights means awards granted in accordance with Article VI.
2.32    Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.
2.33    Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.
ARTICLE III
ADMINISTRATION
3.1    Committee.
(a)    Duties and Authority. The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants.  The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable.  The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company.  In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.  Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.1 shall comply with Section 16(b) of the Exchange Act and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.
(b)    Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE IV
SHARES
4.1    Number of Shares Issuable. The maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards shall be 16,000,000 shares of Common Stock (consisting of (A) 6,000,000 shares of Common Stock that were approved at the Company’s 2016 Annual Meeting of Stockholders, plus (B) an additional 6,000,000 shares of Common Stock that were approved at the Company’s 2019 Annual Meeting of Stockholders plus (C) an additional 2,000,000 shares of Common Stock added on each of January 1, 2018 and January 1, 2019 pursuant to the automatic annual increases in accordance with the terms of the Plan in effect on such dates) and on the first business day of each calendar year beginning with January 1, 2020, such maximum aggregate number of shares of Common Stock shall be increased by 2,000,000 shares of Common Stock unless the Board determines, for any such year, to increase such maximum amount by a fewer number of shares. No more than 32,000,000 shares of Common Stock may be issued under the Plan as Incentive Stock Options, and such number shall not be subject to annual adjustment as described above. The foregoing share limits shall be subject to adjustment in accordance with Section 10.7. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.
4.2    Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.2(a), Stock Units and other stock-based Awards terminated or forfeited as provided in Article IX, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan.  Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan.  In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.
ARTICLE V
PARTICIPATION

5.1    Eligible Participants. Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.  The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan.  The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.  Incentive Stock Options may only be granted to employees of the Company or its Subsidiaries. Subject to adjustment in accordance with Section 10.7, in any calendar year, no more than a total of 500,000 shares of Common Stock may be granted as Awards under the Plan to any non-employee director of the Company.
ARTICLE VI
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
6.1    Option Awards.
(a)    Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Committee.  The terms of any Option granted under the Plan shall be set forth in an Award Agreement.
(b)    Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant. In the case of an Incentive Stock Option granted to a Participant who, on the Date of Grant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or its Subsidiaries, the per share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Date of Grant.
(c)    Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.
(d)    Incentive Stock Option Share Limitation. Notwithstanding an Option’s designation as an Incentive Stock Option, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value (measured on the Date of Grant) of the shares of Common Stock subject to Options designated as Incentive Stock Options which first become exercisable in any one calendar year (under the Plan or any other plans of the Company and its Subsidiaries). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted.
(e)    Rights As a Stockholder. A Participant or a transferee of an Option pursuant to Section 10.4 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 10.7.
6.2    Stock Appreciation Rights.
(a)    Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights.  Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously.  Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.2(c).
(b)    Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under the Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value on the Date of Grant.  Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.
(c)    Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock.  In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date.  No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.
6.3    Terms of Stock Options and Stock Appreciation Rights.
(a)    Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.
(b)    Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i)    Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or
(ii)    Termination of the Award in the event of a Participant’s disability, retirement, death or other Termination of Service as provided in the Award Agreement; or
(iii)    Ten years from the Date of Grant;
(iv)    In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any of its Subsidiaries, five years from the Date of Grant or
(v)    Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.
(c)    Acceleration or Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.
6.4    Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised prior to the close of business on the expiration date of the Option or Stock Appreciation Right by notice to the Company or by such other method as provided in the Award Agreement or as the Committee may establish or approve from time to time.  The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002).  In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company.  The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock.  Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose.  Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.
6.5    Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable.  The provisions of this Section 6.5 shall not be applicable to any Options or

Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.
ARTICLE VII
RESTRICTED SHARES AND RESTRICTED STOCK UNITS
7.1    Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish.  The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish.  The terms of any Restricted Share and Restricted Stock Unit Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.
7.2    Restricted Shares.
(a)    Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company.  All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant.  Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant.  Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.2(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.2(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.
(b)    Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.2(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.2(a).
(c)    Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d)    Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.4, the restrictions applicable to the Restricted Shares shall lapse.  As promptly as administratively feasible thereafter, subject to the requirements of Section 10.5, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.
(e)    Forfeiture of Restricted Shares. Subject to Sections 7.2(f) and 7.4, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement.  The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.
(f)    Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.
7.3    Restricted Stock Units.
(a)    Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred.  Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine.  The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed.  As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.
(b)    Shareholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.
(c)    Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7.3 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.
(d)    Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee.
7.4    Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery in accordance with Section 7.2(d) of a share certificate or certificates evidencing a number of shares of Common Stock equal to the full number of shares subject to each such Award (in the case of Restricted Stock) or payment in accordance with Section 7.3(a) of a number of shares of Common Stock determined by the Committee, in its discretion, but, in the case of a performance-based or other contingent Award, in no event less than the number of shares payable at the “target” level for each such Award (in the case of Restricted Stock Units).  The provisions of this Section 7.4 shall not be applicable to any Restricted Share or Restricted Stock Unit Award granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.
ARTICLE VIII
PERFORMANCE AWARDS
8.1    Performance Awards.
(a)    Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants.  A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period.  The Award Period shall be two or more fiscal or calendar years as determined by the Committee.  The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.
(b)    Performance Targets. Subject to Section 10.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion.  The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.
(c)    Earning Performance Awards. A Participant's Performance Award shall be determined based on the attainment of written Performance Goals approved by the Committee for a performance period established by the Committee.
(d)    Payment of Earned Performance Awards. Subject to the requirements of Section 10.5, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee.  The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable. The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance Award. No Performance Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance Award actually paid to a given Participant may be less (but not more) than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 409A of the Code, elect to defer payment of a Performance Award.
8.2    Termination of Service. In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.
8.3    Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully vested and payable to all Participants and shall be paid to Participants in accordance with Section 8.1(d), within 30 days after such Change in Control.  The provisions of this Section 8.3 shall not be applicable to any Performance Award granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.
ARTICLE IX
OTHER STOCK-BASED AWARDS
9.1    Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock or dividends on Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards.  Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.
9.2    Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:
(a)    Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)    If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and
(c)    The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.
ARTICLE X
TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN
10.1    Plan Provisions Control Award Terms. Except as provided in Section 10.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan.  In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.  Except as provided in Section 10.3 and Section 10.7, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.
10.2    Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.
10.3    Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.
10.4    Limitation on Transfer. Except as provided in Section 7.1(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan.  The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

10.5    Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:
(a)    The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.
(b)    In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.
10.6    Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.  With the consent of the Participant, the Committee may substitute a new Award under the Plan in connection with the surrender by the Participant of an equity compensation award previously granted under the Plan or any other plan sponsored by the Company; provided, however, that no such substitution shall be permitted without the approval of the Company’s stockholders if such approval is required by the rules of any applicable stock exchange.
10.7    Adjustments to Reflect Capital Changes.
(a)    Recapitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards.  The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
(b)    Merger. Effective upon the consummation of a Merger, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Merger. The

Committee shall have the authority, exercisable either in advance of any actual or anticipated Merger or at the time of an actual Merger and exercisable at the Date of Grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Merger, on such terms and conditions as the Committee may specify. The Committee also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent Termination of Service of the Participant within a specified period following the effective date of the Merger. The Committee may provide that any Awards so vested or released from such limitations in connection with a Merger shall remain fully exercisable until the expiration or sooner termination of the Award. Any Incentive Stock Option accelerated under this Section 10.7(b) in connection with a Merger shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) is not exceeded.
(c)    Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.
10.8    No Right to Continued Service. No person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.
10.9    Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.
10.10    Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of California and construed in accordance therewith.
10.11    No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.
10.12    Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3.  The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

10.13    Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.
10.14    Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.
10.15    Amendment and Termination.
(a)    Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities.  No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.
(b)    Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.
10.16    Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.
10.17    Dividend Equivalents. For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment.  If a Dividend Equivalent Account is established, the following terms shall apply:
(a)    Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement.  Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b)    Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.
10.18    Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee.
10.19    Legality of Issuance. Notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption there from is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, and (iii) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.
10.20    Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.
10.21    Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

INOVIO PHARMACEUTICALS, INC. 660 W. Germantown Pike Suite 110 Plymouth Meeting, PA 19462
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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M35098-Z55250 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INOVIO PHARMACEUTICALS, INC.

1. To elect the following directors to serve for a term ending upon the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

NOMINEES:	☐	☐	☐

01) J. Joseph Kim, Ph.D. 02) Simon X. Benito 03) Morton Collins, Ph.D. 04) Angel Cabrera, Ph.D.	05) Ann C. Miller, M.D. 06) David B. Weiner, Ph.D. 07) Wendy Yarno 08) Lota Zoth

					For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.					☐	☐	☐
3. To approve, on a non-binding advisory basis, the resolution regarding compensation of our named executive officers described in the accompanying proxy statement.					☐	☐	☐
4. To approve an amendment to our 2016 Omnibus Incentive Plan					☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
The undersigned also acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX)		Date		Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2019:
Copies of the proxy statement and our 2018 Annual Report to stockholders are also available online at www.inovio.com.

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M35099-Z55250

INOVIO PHARMACEUTICALS, INC. PROXY ANNUAL MEETING OF STOCKHOLDERS OF INOVIO PHARMACEUTICALS, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. J. Joseph Kim, President and Chief Executive Officer and a director of Inovio Pharmaceuticals, Inc., and Simon X. Benito, Chairman of the Board, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Inovio Pharmaceuticals, Inc. (including shares of Series C Cumulative Convertible Preferred Stock that are convertible into shares of common stock) held of record by the undersigned as of March 11, 2019, at the Annual Meeting of Stockholders to be held on May 8, 2019, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 2, 3 AND 4. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF INOVIO EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2, 3 AND 4. IF YOU ARE VOTING BY MAIL, PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)